CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                    Depositor

                           DLJ MORTGAGE CAPITAL, INC.,

                                     Seller

                          WILSHIRE CREDIT CORPORATION,

                                    Servicer

                             OCWEN FEDERAL BANK FSB,

                                    Servicer

                           WASHINGTON MUTUAL BANK, FA,

                                    Servicer

                                       and

                              JPMORGAN CHASE BANK,

                                     Trustee


--------------------------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2002

--------------------------------------------------------------------------------

                    HOME EQUITY MORTGAGE TRUST SERIES 2002-3
          HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-3

                                                 Table of Contents

                                                                                                               Page
                                                                                                               ----

ARTICLE I

         DEFINITIONS
                           SECTION 1.01     Definitions...........................................................6
                           SECTION 1.02     Interest Calculations................................................44
                           SECTION 1.03     Allocation of Certain Interest Shortfalls............................44

ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS;
         REPRESENTATIONS AND WARRANTIES
                           SECTION 2.01     Conveyance of Mortgage Loans.........................................45
                           SECTION 2.02     Acceptance by the Trustee............................................51
                           SECTION 2.03     Representations and Warranties of the Seller and
                                            Servicers............................................................54
                           SECTION 2.04     Representations and Warranties of the Depositor as to
                                            the Mortgage Loans...................................................56
                           SECTION 2.05     Delivery of Opinion of Counsel in Connection with
                                            Substitutions........................................................56
                           SECTION 2.06     Execution and Delivery of Certificates...............................57
                           SECTION 2.07     REMIC Matters........................................................57
                           SECTION 2.08     Covenants of each Servicer...........................................57
                           SECTION 2.09     Conveyance of REMIC Regular Interests and
                                            Acceptance of REMIC 1 and REMIC 2 by the
                                            Trustee; Issuance of Certificates....................................57

ARTICLE III

         ADMINISTRATION AND SERVICING
         OF MORTGAGE LOANS
                           SECTION 3.01     Servicers to Service Mortgage Loans..................................59
                           SECTION 3.02     Subservicing; Enforcement of the Obligations of
                                            Subservicers.........................................................61
                           SECTION 3.03     [Reserved]...........................................................62
                           SECTION 3.04     Trustee to Act as Servicer...........................................62
                           SECTION 3.05     Collection of Mortgage Loans; Collection Accounts;
                                            Certificate Account; Pre-Funding Accounts;
                                            Capitalized Interest Account.........................................63
                           SECTION 3.06     Establishment of and Deposits to Escrow Accounts;
                                            Permitted Withdrawals from Escrow Accounts;


                                                         i




                                            Payments of Taxes, Insurance and Other Charges
                                             ....................................................................67
                           SECTION 3.07     Access to Certain Documentation and Information
                                            Regarding the Mortgage Loans; Inspections............................68
                           SECTION 3.08     Permitted Withdrawals from the Collection Accounts
                                            and Certificate Account..............................................68
                           SECTION 3.09     Maintenance of Hazard Insurance and Mortgage
                                            Impairment Insurance; Claims; Restoration of
                                            Mortgaged Property...................................................70
                           SECTION 3.10     Enforcement of Due-on-Sale Clauses; Assumption
                                            Agreements...........................................................71
                           SECTION 3.11     Realization Upon Defaulted Mortgage Loans;
                                            Repurchase of Certain Mortgage Loans.................................72
                           SECTION 3.12     Trustee to Cooperate; Release of Mortgage Files
                                             ....................................................................80
                           SECTION 3.13     Documents, Records and Funds in Possession of a
                                            Servicer to be Held for the Trustee..................................81
                           SECTION 3.14     Servicing Fee........................................................81
                           SECTION 3.15     Access to Certain Documentation......................................82
                           SECTION 3.16     Annual Statement as to Compliance....................................82
                           SECTION 3.17     Annual Independent Public Accountants' Servicing
                                            Statement; Financial Statements......................................82
                           SECTION 3.18     Maintenance of Fidelity Bond and Errors and
                                            Omissions Insurance..................................................83
                           SECTION 3.19     Duties of the Credit Risk Manager....................................83
                           SECTION 3.20     Limitation Upon Liability of the Credit Risk Manager
                                             ....................................................................84

ARTICLE IV

         DISTRIBUTIONS AND
         ADVANCES BY THE SERVICERS
                           SECTION 4.01     Advances by the Servicers............................................85
                           SECTION 4.02     Priorities of Distribution...........................................85
                           SECTION 4.03     [Reserved]...........................................................89
                           SECTION 4.04     [Reserved]...........................................................90
                           SECTION 4.05     Allocation of Realized Losses........................................90
                           SECTION 4.06     Monthly Statements to Certificateholders.............................91
                           SECTION 4.07     Distributions on the REMIC 1 Regular Interests and
                                            REMIC 2 Regular Interests............................................91
                           SECTION 4.08     Reserve Fund.........................................................93
                           SECTION 4.09     Prepayment Penalties.................................................94
                           SECTION 4.10     Policy Matters.......................................................95



                                                        ii




ARTICLE V

         THE CERTIFICATES
                           SECTION 5.01     The Certificates.....................................................99
                           SECTION 5.02     Certificate Register; Registration of Transfer and
                                            Exchange of Certificates............................................100
                           SECTION 5.03     Mutilated, Destroyed, Lost or Stolen Certificates
                                             ...................................................................104
                           SECTION 5.04     Persons Deemed Owners...............................................104
                           SECTION 5.05     Access to List of Certificateholders' Names and
                                            Addresses...........................................................104
                           SECTION 5.06     Maintenance of Office or Agency.....................................105

ARTICLE VI

         THE DEPOSITOR, THE SELLER AND THE SERVICERS
                           SECTION 6.01     Respective Liabilities of the Depositor, the Sellers and
                                            the Servicers.......................................................106
                           SECTION 6.02     Merger or Consolidation of the Depositor, the Seller
                                            or a Servicer.......................................................106
                           SECTION 6.03     Limitation on Liability of the Depositor, the Seller,
                                            the Servicers and Others............................................106
                           SECTION 6.04     Limitation on Resignation of a Servicer.............................107

ARTICLE VII

         DEFAULT
                           SECTION 7.01     Events of Default...................................................108
                           SECTION 7.02     Trustee to Act; Appointment of Successor............................110
                           SECTION 7.03     Notification to Certificateholders..................................111

ARTICLE VIII

         CONCERNING THE TRUSTEE
                           SECTION 8.01     Duties of the Trustee...............................................112
                           SECTION 8.02     Certain Matters Affecting the Trustee...............................113
                           SECTION 8.03     Trustee Not Liable for Certificates or Mortgage Loans
                                             ...................................................................114
                           SECTION 8.04     Trustee May Own Certificates........................................114
                           SECTION 8.05     Trustee's Fees and Expenses.........................................114
                           SECTION 8.06     Eligibility Requirements for the Trustee and
                                            Custodian...........................................................115
                           SECTION 8.07     Resignation and Removal of the Trustee..............................115
                           SECTION 8.08     Successor Trustee...................................................116
                           SECTION 8.09     Merger or Consolidation of the Trustee..............................116


                                                        iii




                           SECTION 8.10     Appointment of Co-Trustee or Separate Trustee
                                             ...................................................................117
                           SECTION 8.11     Tax Matters.........................................................118
                           SECTION 8.12     Periodic Filings....................................................120

ARTICLE IX

         TERMINATION
                           SECTION 9.01     Termination upon Liquidation or Purchase of the
                                            Mortgage Loans......................................................121
                           SECTION 9.02     Final Distribution on the Certificates..............................121
                           SECTION 9.03     Additional Termination Requirements.................................122

ARTICLE X

         MISCELLANEOUS PROVISIONS
                           SECTION 10.01    Amendment...........................................................124
                           SECTION 10.02    Recordation of Agreement; Counterparts..............................125
                           SECTION 10.03    Governing Law.......................................................126
                           SECTION 10.04    [Reserved]..........................................................126
                           SECTION 10.05    Notices.............................................................126
                           SECTION 10.06    Severability of Provisions..........................................127
                           SECTION 10.07    Assignment..........................................................127
                           SECTION 10.08    Limitation on Rights of Certificateholders..........................127
                           SECTION 10.09    Certificates Nonassessable and Fully Paid...........................128



EXHIBITS
EXHIBIT A.            Form of Class A Certificates..............................................................A-1
EXHIBIT B.            Form of Subordinate Certificate...........................................................B-1
EXHIBIT C.            Form of Residual Certificate..............................................................C-1
EXHIBIT D.            [Reserved]................................................................................D-1
EXHIBIT E.            Form of Class P Certificate...............................................................E-1
EXHIBIT F.            Form of Reverse Certificates..............................................................F-1
EXHIBIT G.            Form of Initial Certification of Custodian................................................G-1
EXHIBIT H.            Form of Final Certification of Custodian..................................................H-1
EXHIBIT I.            Transfer Affidavit........................................................................I-1
EXHIBIT J.            Form of Transferor Certificate............................................................J-1
EXHIBIT K.            Form of Investment Letter (Non-Rule 144A).................................................K-1
EXHIBIT L.            Form of Rule 144A Letter..................................................................L-1
EXHIBIT M.            Request for Release.......................................................................M-1
EXHIBIT N.            Form of Subsequent Transfer Agreement.....................................................N-1
EXHIBIT O-1.          Form of Collection Account Certification................................................O-1-1
EXHIBIT O-2.          Form of Collection Account Letter Agreement.............................................O-2-1
EXHIBIT P-1.          Form of Escrow Account Certification ...................................................P-1-1


                                                        iv




EXHIBIT P-2.          Form of Escrow Account Letter Agreement.................................................P-2-1
EXHIBIT Q.            Form of Monthly Remittance Advice.........................................................Q-1
EXHIBIT R.            Form of Custodial Agreement...............................................................R-1
EXHIBIT S.            FSA Policy................................................................................S-1
EXHIBIT T.            Data Fields for Ocwen Serviced Loans and Washington
                      Mutual Serviced Loans Transferred to Wilshire.............................................T-1
EXHIBIT U.            Charged Off Loan Data Report..............................................................U-1
EXHIBIT V.            Form of Monthly Statement to Certificateholders...........................................V-1
SCHEDULE I            Mortgage Loan Schedule....................................................................I-1
SCHEDULE II           Seller's Representations and Warranties..................................................II-1
SCHEDULE IIIA         Wilshire Representations and Warranties...............................................III-A-1
SCHEDULE IIIB         Ocwen Representations and Warranties..................................................III-B-1
SCHEDULE IIIC         Washington Mutual Representations and Warranties......................................III-C-1
SCHEDULE IV           Representations and Warranties for the Mortgage Loans....................................IV-1

                      THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2002, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as Seller (the "Seller"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as a servicer (a "Servicer"), OCWEN FEDERAL BANK FSB, a federally chartered savings bank, as a servicer (a "Servicer"), WASHINGTON MUTUAL BANK, FA, a federally chartered savings association, as a servicer (a "Servicer") and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "Trustee").

                                 WITNESSETH THAT

                      In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

                      The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twelve classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class M-1 Certificates, (v) the Class M-2A Certificates, (vi) the Class M-2B Certificates,
(vii) the Class B Certificates, (viii) the Class P Certificates, (ix) the Class X-1 Certificates (x) the Class X-2 Certificates and (x) the Class A-R Certificates.

                                     REMIC 1
                                     -------

                      As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Pre-Funding Account, the Capitalized Interest Account, the Reserve Fund and the Subsequent Mortgage Loan Interest) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law (the "Class R-1 Interest"). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii)) of each of the REMIC 1 Regular Interests will be the Latest Possible Maturity Date as defined herein.




                                               Uncertificated REMIC 1           Initial Uncertificated
                         Designation              Pass-Through Rate                     Balance
                         -----------              -----------------                     -------




                                                         1





                            LT-1                     Variable(1)                    $172,141,174.77
                           LT-2PF                    Variable(1)                    $  8,108,825.23
                            LT-P                     Variable(1)                    $        100.00
                            LT-R                     Variable(1)                    $        100.00

___________________
(1) Calculated as provided in the definition of Uncertificated REMIC 1 Pass-Through Rate.

                                     REMIC 2
                                     -------

                  As provided herein, an election will be made to treat the segregated pool of assets consisting of the Uncertificated REMIC 1 Regular Interests (exclusive of the Pre-Funding Account, the Capitalized Interest Account and the Reserve Fund) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 2. The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, REMIC 2 Pass-Through Rate and initial Principal Balance for each of the "regular interests" in REMIC 2 (the "REMIC 2 Regular Interests"). None of the REMIC 2 Regular Interests will be certificated. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC 2 Regular Interests will be the Latest Possible Maturity Date as defined herein.



                                               Uncertificated REMIC           Initial Uncertificated
                         Designation           2 Pass-Through Rate              Principal Balance
                         -----------           -------------------              -----------------
                            MT-AA                  Variable(1)                   $176,645,000.00
                            MT-A1                  Variable(1)                   $    612,500.00
                            MT-A2                  Variable(1)                   $    515,000.00
                            MT-A3                  Variable(1)                   $    322,500.00
                            MT-M1                  Variable(1)                   $    167,500.00
                           MT-M2A                  Variable(1)                   $     85,000.00
                           MT-M2B                  Variable(1)                   $     27,500.00
                            MT-B                   Variable(1)                   $     72,500.00
                            MT-ZZ                  Variable(1)                   $  1,802,500.00
                            MT-P                   Variable(1)                   $        100.00
                            MT-R                   Variable(1)                   $        100.00

___________________

(1) Calculated as provided in the definition of Uncertificated REMIC 2 Pass-Through Rate.

                                     REMIC 3
                                     -------

         As provided herein, an election will be made to treat the segregated pool of assets consisting of the Uncertificated REMIC 2 Regular Interests (exclusive of the Pre-Funding Account, the Capitalized Interest Account and the Reserve Fund) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 3. The Class R-3 Interest will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions under federal income tax law (the "Class R-3 Interest"). The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance, certain features, Maturity Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC 3, and the Class A-R Certificates and Class X-2 Certificates which are not "regular interests" in REMIC 3. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the Regular Certificates will be the Latest Possible Maturity Date as defined herein.


                                                                                                 Integral Multiples
                         Class Certificate           Pass-Through              Minimum              in Excess of
                              Balance                    Rate               Denomination              Minimum
                              -------                    ----               ------------              -------
Class A-1                 $61,250,000.00            Adjustable (1)             $25,000                  $1
Class A-2                 $51,500,000.00             3.80750%(2)               $25,000                  $1
Class A-3                 $32,250,000.00             5.34670%(2)               $25,000                  $1
Class P                   $       100.00             Variable(3)               $   100                  N/A
Class A-R                 $       100.00             Variable(3)               $   100                  N/A
Class M-1                 $16,750,000.00            Adjustable(1)              $25,000                  $1
Class M-2A                $ 8,500,000.00            Adjustable(1)              $25,000                  $1
Class M-2B                $ 2,750,000.00            Adjustable(1)              $25,000                  $1
Class B                   $ 7,250,000.00            Adjustable(1)              $25,000                  $1
Class X-1                 $            0            Variable(4)(5)             $25,000                  $1
Class X-2                 $            0                0.00%                  N/A                     N/A

______________
(1) The Class A-1, Class M-1, Class M-2A, Class M-2B, Class B Certificates are adjustable rate and will receive interest pursuant to formulas based on LIBOR, subject to the Net Funds Cap.

(2) The Class A-2 Certificates and Class A-3 Certificates have a fixed rate subject to the Net Funds Cap.

(3) The initial pass-through rates on the Class P and Class A-R Certificates will be approximately 11.61% per annum and will vary after the first Distribution Date.

(4) The Class X-1 Certificates will have an initial principal balance of $0.00 and will accrue interest on its notional amount. For any Distribution Date, the notional amount of the Class X-1 Certificates will be equal to the Aggregate Collateral Balance minus the aggregate Class Certificate Balance of the Class A-R Certificates and Class P Certificates immediately prior to such Distribution Date. The initial notional amount of the Class X-1 Certificates is $175,000,000.

(5) The Class X-1 Certificates are variable rate and will accrue interest on a notional amount.

                  Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates..........................  All Classes of Certificates other than the Physical
                                                   Certificates.

ERISA-Restricted Certificates....................  Class A-R, Class P and Class X Certificates.

LIBOR Certificates...............................  Class A-1, Class M-1, Class M-2A, Class M-2B and
                                                   Class B Certificates.

Notional Amount Certificates.....................  Class X-1 Certificates.

Class A Certificates.............................  Class A-1, Class A-2, Class A-3 and Class A-R
                                                   Certificates.

Class B Certificates.............................  Class B Certificates.

Class M Certificates.............................  Class M-1, Class M-2A and Class M-2B Certificates.

Offered Certificates.............................  All Classes of Certificates (other than the Class P and
                                                   Class X Certificates).

Physical Certificates............................  Class A-R, Class P and Class X Certificates.

Private Certificates.............................  Class P and Class X Certificates.

Rating Agencies..................................  S&P and Moody's.

Regular Certificates.............................  All Classes of Certificates other than the Class A-R
                                                   Certificates and Class X-2 Certificates.

Residual Certificates............................  Class A-R Certificates.

Senior Certificates..............................  Class A-1, Class A-2, Class A-3, Class P and Class A-R
                                                   Certificates.

Subordinate Certificates.........................  Class M-1, Class M-2A, Class M-2B, Class B and Class
                                                   X-1 Certificates.



                                                         4




Minimum Denominations............................  Class A-1, Class A-2, Class A-3, Class M-1, Class M-
                                                   2A, Class M-2B, Class B Certificates: $25,000 and
                                                   multiples of $1 in excess thereof.

                                                   Class A-R and Class P Certificates: $100. The Class X-1
                                                   Certificates will be issued as a single Certificate with a
                                                   Certificate Principal Balance of $0.00. The Class X-2
                                                   Certificates will be issued as a single Certificate and
                                                   will not have a principal balance.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01      Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

                  Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 4.01.

                  Aggregate Collateral Balance: As of any date of determination will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

                  Aggregate Loan Balance: As of any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans determined as of the last day of the related Collection Period.

                  Aggregate Subsequent Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the applicable Cut-off Date of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(b); PROVIDED, HOWEVER, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

                  Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

                  Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees and Prepayment Penalties, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

                  Applied Loss Amount: As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the Due Period for such Distribution Date and payments of principal on such Distribution Date over (ii) the Aggregate Loan Balance for such Distribution Date.

                  Appraised Value: The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  Assignment Agreement: An assignment agreement between DLJ Mortgage Capital, Inc. as Seller and the Depositor, whereby the Mortgage Loans are transferred and limited representations and warranties relating to the Mortgage Loans are made.

                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee for the benefit of the Certificateholders.

                  Available Funds: With respect to any Distribution Date the sum of (i) all Scheduled Payments (net of the related Expense Fees) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof;
(ii) all Insurance Proceeds, Liquidation Proceeds and Net Recoveries received during the month preceding the month of such Distribution Date; (iii) all Curtailments and Payoffs received during the Prepayment Period applicable to such Distribution Date (excluding Prepayment Penalties); (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price; (v) Compensating Interest Payments for such Distribution Date; and (vi) with respect to the Distribution Date in December 2002, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period; as to clauses (i) through (iv) above, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicers are entitled to be reimbursed pursuant to Section 3.08.

                  Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

                  Basis Risk Shortfall: For any Class of LIBOR Certificates and any Distribution Date, the sum of: (i) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) LIBOR plus the applicable Certificate Margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) 30 days interest on the amount in clause (ii) calculated at a per annum rate equal to the lesser of (x) LIBOR plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

                  Book-Entry Certificates: As specified in the Preliminary Statement.

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee, or savings and loan institutions in the States of Illinois, California, Texas, New Jersey or Florida is located are authorized or obligated by law or executive order to be closed.

                  Capitalized Interest Account: The separate Eligible Account designated as such and created and maintained by the Trustee pursuant to Section 3.05(g) hereof. The Capitalized Interest Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Except as provided in Section 3.05(g) hereof, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

                  Capitalized Interest Deposit: With respect to the Capitalized Interest Account, $85,750.

                  Capitalized Interest Requirement: With respect to the October 2002 Distribution Date, an amount equal to interest accruing during the related Interest Accrual Period for the LIBOR Certificates at a per annum rate equal to
(x) the weighted average Pass-Through Rate of the Offered Certificates multiplied by (y) the Pre-Funded Amount outstanding at the end of the related Due Period. With respect to the November 2002 Distribution Date, an amount equal to interest accruing during the related Interest Accrual Period for the LIBOR Certificates at a per annum rate equal to (x) the weighted average Pass-Through Rate of the Offered Certificates for such Distribution Date multiplied by (y) the sum of (a) the Pre-Funded Amount at the end of the related Due Period and
(b) the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to November 1, 2002, transferred to the Trust during the related Due Period. With respect to the December 2002 Distribution Date, an amount equal to interest accruing during the related Interest Accrual Period for the LIBOR Certificates at a per annum rate equal to (x) the weighted average Pass-Through Rate of the Offered Certificates for such Distribution Date multiplied by (y) the sum of (a) the Pre-Funded Amount at the end of the related Due Period and (b) the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to December 1, 2002, transferred to the Trust during the related Due Period.

                  Carryforward Interest: For any Class of Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of
(A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

                  Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

                  Certificates: As specified in the Preliminary Statement.

                  Certificate Account: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fee and other amounts permitted to be withdrawn pursuant to Section 3.08) shall be held in trust for the Certificateholders.

                  Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.05. Exclusively for the purpose of determining any subrogation rights of FSA arising under Section 4.10 hereof, "Certificate Balance" of the Class A-1 Certificates and Class A-3 Certificates shall not be reduced by the amount of any payments made by FSA in respect of principal on such Certificates under the FSA Policy, except to the extent such payment shall have been reimbursed to FSA pursuant to the provisions of this Agreement.

                  Certificate Insurer: FSA, as issuer of the FSA Policy.

                  Certificate Margin: As to each Class of LIBOR Certificates, the applicable amount set forth below:



                  CLASS                       CERTIFICATE MARGIN
          ---------------------- ----------------------------------------------
                                           (1)                    (2)
                   A-1                    0.21%                  0.42%
                   M-1                    1.25%                  1.75%
                  M-2A                    1.90%                  2.40%
                  M-2B                    1.75%                  2.25%
                    B                     2.55%                  3.05%

_______________
(1)      On or prior to the Optional Termination Date.

(2)      After the Optional Termination Date.

                  Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

                  Certificate Register: The register maintained pursuant to
Section 5.02.

                  Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

                  Charged Off Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has not yet been liquidated, giving rise to a Realized Loss, on the date on which such Mortgage Loan becomes 180 days delinquent, due to a determination by the related Servicer, pursuant to the procedures set forth in Section 3.11, that there will be (i) no Significant Net Recoveries with respect to such Mortgage Loan or (ii) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

                  Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

                  Class A-1 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

                  Class A-2 Pass-Through Rate: With respect to any Interest Accrual Period (a) on or prior to the Optional Termination Date, the lesser of
(i) 3.80750% per annum and (ii) the Net Funds Cap, and (b) after the Optional Termination Date, the lesser of (i) 4.30750% per annum and (ii) the Net Funds Cap.

                  Class A-3 Pass-Through Rate: With respect to any Interest Accrual Period (a) on or prior to the Optional Termination Date, the lesser of
(i) 5.34670% per annum and (ii) the Net Funds Cap, and (b) after the Optional Termination Date, the lesser of (i) 5.84670% per annum and (ii) the Net Funds Cap.

                  Class A-R Pass-Through Rate: With respect to any Distribution Date, a per annum rate equal to the Net Funds Cap. For federal income tax purposes, however, with respect to any Distribution Date, a per annum rate equal to the weighted average of the Uncertificated Pass- Through-Rate for REMIC 2 Regular Interest MT-R.

                  Class B Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

                  Class B Principal Payment Amount: With respect to the Class B Certificates and for any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class P, Class A-R, Class M-1, Class M-2A and Class M-2B Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 92.50% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds
(ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

                  Class M-1 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

                  Class M-1 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class P and Class A-R Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 71.97% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

                  Class M-2A Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

                  Class M-2B Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

                  Class M-2 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class P, Class A-R and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the aggregate Class Principal Balance of the Class M-2A Certificates and Class M-2B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 84.46% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

                  Class X-1 Distributable Amount: With respect to any Distribution Date, the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class X-1 Notional Amount for such Distribution Date.

                  Class X-1 Notional Amount: Immediately prior to any Distribution Date, with respect to the Class X-1 Certificates, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interests MT-P and MT- R).

                  Class P Pass-Through Rate: With respect to any Distribution Date and the Class P Certificates, a per annum rate equal to the Net Funds Cap. For federal income tax purposes, however, with respect to any Distribution Date, the Class P Certificates will be entitled to 100% of the interest accrued on REMIC 1 Regular Interest MT-P.

                  Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

                  Closing Date: September 26, 2002.

                  Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

                  Collection Accounts: The accounts established and maintained by a Servicer in accordance with Section 3.05.

                  Collection Period: With respect to any Distribution Date, the period from the second day of the month immediately preceding such Distribution Date to and including the first day of the month of such Distribution Date.

                  Combined Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) principal balance of the related Mortgage Loan at such date of determination and (ii) the principal balance of the related First Mortgage Loan as of the date of origination of that Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  Compensating Interest Payment: For any Distribution Date, an amount to be paid by the applicable Servicer for such Distribution Date, equal to the lesser of (i) an amount equal to one half of the monthly Servicing Fee Rate on the Mortgage Loans being serviced by the related Servicer otherwise payable to the related Servicer on such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loans on such Due Date) and (ii) the aggregate Prepayment Interest Shortfall for the Mortgage Loans being serviced by the related Servicer relating to Principal Prepayments received during the related Prepayment Period.

                  Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Institutional Trust Services/Structured Finance: Home Equity Mortgage Trust-2002-3.

                  Corresponding Certificate: With respect to (i) REMIC 2 Regular Interest MT-P, (ii) REMIC 2 Regular Interest MT-R, (iii) REMIC 2 Regular Interest MT-A1, (iv) REMIC 2 Regular Interest MT-A2, (v) REMIC 2 Regular Interest MT-A3, (vi) REMIC 2 Regular Interest MT-M1, (vii) REMIC 2 Regular Interest MT-M2A (viii) REMIC 2 Regular Interest MT-M2B and (ix) REMIC 2 Regular Interest MT-B, the (i) Class P Certificates, (ii) Class A-R Certificates, (iii) Class A-1 Certificates, (iv) Class A-2 Certificates, (v) Class A-3 Certificates,
(vi) Class M-1 Certificates, (vii) Class M-2A Certificates (viii) Class M2-B Certificates and (ix) Class B Certificates, respectively.

                  Corresponding Uncertificated Interest: With respect to (i) REMIC 1 Regular Interest LT-P and (ii) REMIC 1 Regular Interest LT-R, (i) REMIC 2 Regular Interest MT-P; and (ii) REMIC 2 Regular Interest MT-R, respectively.

                  Credit Risk Manager: The Murrayhill Company, a Colorado corporation.

                  Credit Risk Management Agreement: Either of the agreements between Ocwen or Wilshire and the Credit Risk Manager dated as of September 26, 2002.

                  Credit Risk Manager Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Credit Risk Manager Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  Credit Risk Manager Fee Rate: 0.0175% per annum with respect to the Ocwen Serviced Loans and Wilshire Serviced Loans and 0.000% per annum with respect to the Washington Mutual Serviced Loans.

                  CSFB: Credit Suisse First Boston Corporation, a Delaware corporation, and its successors and assigns.

                  Cumulative Loss Event: For any Distribution Date, a Cumulative Loss Event is occurring if Cumulative Net Realized Losses on the Mortgage Loans equal or exceed the percentage of the Aggregate Collateral Balance as of the Cut-off Date for that Distribution Date as specified below:


                                                                   PERCENTAGE OF AGGREGATE
                              DISTRIBUTION DATE                      COLLATERAL BALANCE
                              -----------------                      ------------------
               October 2002 - September 2005..................              N.A.
               October 2005 - September 2006..................              5.00%
               October 2006 - September 2007..................              5.75%
               October 2007 - September 2008..................              6.50%
               October 2008 - September 2009..................              6.75%
               October 2009 and thereafter....................              7.25%

                  Cumulative Net Realized Losses: As to any date of determination the aggregate amount of Realized Losses as reduced by any Net Recoveries received on Charged Off Loans.

                  Current Interest: For any Class of Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance, or Notional Amount, as applicable, of such Class during the related Interest Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.02(b)(i)A-F without regard to this proviso, then the Current Interest on each such Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by the lesser of (i) the amount of the deficiency described above in this proviso and
(ii) the related Interest Shortfall for such Distribution Date.

                  Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

                  Custodial Agreement: The agreement, among the Trustee, the related Custodian and the Depositor providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders, attached hereto as Exhibit R.

                  Custodian: Either of (i) Bank One Trust Company, N.A., a national banking association or (ii) LaSalle Bank National Association, a national banking association, or any successor custodian appointed pursuant to the terms of the related Custodial Agreement. Each Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Depositor. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

                  Cut-off Date: For any Mortgage Loan, other than a Subsequent Mortgage Loan, September 1, 2002. For any Subsequent Mortgage Loan, the applicable Subsequent Transfer Date.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

                  Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

                  Deferred Amount: For any Class of Class M or Class B Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

                  Definitive Certificates: Any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

                  Deleted Mortgage Loan: As defined in Section 2.03.

                  Delinquency Rate: For any month, a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

                  Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

                  Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

                  Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: As to any Distribution Date and any Mortgage Loan, the second Business Day immediately following the 15th day of the month of such Distribution Date.

                  Distribution Date: The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, commencing in October 2002.

                  DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

                  Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

                  Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

                  Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by Moody's in its highest short-term rating category and by S&P at least "A-1+", or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

                  Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by Moody's and "A-1" or higher by S&P; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of Moody's and rated "A-1+" by S&P at the time of such investment;

                  (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (vii) which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and or "AAAm" or "AAAm-G" by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Servicers or the Trustee and any such funds that are managed by the Servicer or the Trustee or their respective Affiliates or for the Servicers or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

                  (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-Restricted Certificates: As specified in the Preliminary Statement.

                  Escrow Account: The separate account or accounts created and maintained by each Servicer pursuant to Section 3.06.

                  Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

                  Event of Default: As defined in Section 7.01.

                  Expense Fees: As to each Mortgage Loan, the sum of the related Servicing Fee, the Credit Risk Manager Fee and the Trustee Fee.

                  Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Credit Risk Manager Fee Rate and the Trustee Fee Rate.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  Financial Security Default: Any failure by FSA to pay any Insured Payment pursuant to the terms of the FSA Policy.

                  FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

                  First Mortgage Loan: A Mortgage Loan that is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

                  Fitch: Fitch, Inc., or any successor thereto, located at One State Street Plaza 32nd Floor, New York, NY 10004.

                  Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

                  Foreclosure Restricted Loan: Any Mortgage Loan that is 60 or more days delinquent as of the Closing Date, unless such Mortgage Loan has become current for three consecutive Scheduled Payments after the Closing Date.

                  Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  FSA: Financial Security Assurance Inc., a New York stock insurance company, or any successor thereto.

                  FSA Account: The account established pursuant to Section 4.10(c) hereof.

                  FSA Contact Persons: Collectively, the officers designated by each Servicer to provide information to FSA pursuant to Section 4.10(l).

                  FSA Policy: The irrevocable Certificate Guaranty Insurance Policy, No. 51347-N including any endorsements thereto, issued by FSA with respect to the Class A-1 Certificates and Class A-3 Certificates, in the form attached hereto as Exhibit S.

                  FSA Premium: With respect to any Distribution Date, an amount equal to 1/12th of the product of (a) the aggregate Class Principal Balance of the Class A-1 Certificates and Class A-3 Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution
Date) and (b) the Premium Percentage.

                  FSA Reimbursement Amount: For any Distribution Date, the sum of (i) all amounts paid by FSA under the FSA Policy which have not been previously reimbursed, (ii) all unpaid FSA Premiums, (iii) all amounts due to FSA under this Agreement and (iv) interest on the foregoing at the applicable Late Payment Rate, in each case accruing from the date such amount was first due and payable to FSA to and including such Distribution Date.

                  Guaranteed Distributions: As defined in the FSA Policy.

                  Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

                  Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

                  Initial Mortgage Loan Net WAC Rate: A per annum rate equal to the weighted average of the Net Mortgage Rates of the Initial Mortgage Loans.

                  Insurance Proceeds: Proceeds paid under any Insurance Policy covering a Mortgage Loan to the extent the proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

                  Insured Certificates: Any of the Class A-1 Certificates and Class A-3 Certificates.

                  Insured Payment: As to any Distribution Date, an amount actually paid under the FSA Policy for such Distribution Date.

                  Interest Accrual Period: With respect to each Distribution Date, (i) with respect to the Class A-2, Class A-3, Class P, Class A-R and Class X-1 Certificates, the calendar month prior to the month of such Distribution Date, (ii) with respect to the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates, the one-month period commencing on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding the related Distribution Date.

                  Interest Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period, the interest portion of Payaheads previously received and intended for application in the related Due Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the Expense Fee with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to a Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by each Servicer with respect to the Mortgage Loans it is servicing and such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Mortgage Loans during the calendar month immediately preceding the Distribution Date allocable to interest, (4) all

Liquidation Proceeds, Net Recoveries and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to interest and (5) any amounts withdrawn from the Capitalized Interest Account to pay interest on the Certificates with respect to such Distribution Date.

                  Interest Shortfall: For any Distribution Date, the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on Mortgage Loans resulting from (a) Principal Prepayments received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) Relief Act Reductions.

                  Last Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date in February 2033.

                  Late Payment Rate: With respect to each Class of Insured Certificates, the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank at its principal office in New York, New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank) plus 3%, and (ii) the related Pass-Through Rate and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                  Latest Possible Maturity Date: Solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of all interests created in REMIC 1, REMIC 2 and REMIC 3 shall be February 25, 2033.

                  LIBOR: For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. With respect to the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be the LIBOR applicable to the Interest Accrual Period preceding the next applicable Distribution Date.

                  LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

                  Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or for which payments under the related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds were received, in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

                  Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Expense Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.

                  Majority in Interest: As to any Class of Regular Certificates or the Class X-2 Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

                  Marker Rate: With respect to the Class X-1 Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass- Through Rates for REMIC 2 Regular Interests MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT- M2B, MT-B, and MT-ZZ, with the rate on REMIC 2 Regular Interest MT-A2 subject to a cap equal to the lesser of
(A) with respect to any Interest Accrual Period, 3.8075% per annum, and (B) the REMIC 2 Net WAC Rate for the purpose of this calculation, with the rate on REMIC 2 Regular Interest MT-A3 subject to a cap equal to the lesser of (A) with respect to any Interest Accrual Period, 5.3467% per annum, and (B) the REMIC 2 Net WAC Rate for the purpose of this calculation, and with the rates on REMIC 2 Regular Interests MT-A1, MT-M1, MT-M2A, MT-M2B and MT-B subject to a cap equal to the lesser of (A) LIBOR plus the Certificate Margin for the Corresponding Certificate and (B) the REMIC 2 Net WAC Rate for the purpose of this calculation, and with the rate on REMIC 2 Regular Interest MT-ZZ subject to a cap of zero for the purpose of this calculation.

                  Maximum Interest Rate: An annual rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

                  MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  Monthly Excess Cashflow: For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

                  Monthly Excess Interest: As to any Distribution Date, the sum of (A) the Interest Remittance Amount remaining after the application of payments pursuant to clauses A. through F. of Section 4.02(b)(i) plus (B) the Principal Payment Amount remaining after the application of payments pursuant to clauses A. through E. of Section 4.02(b)(ii) or (iii).

                  Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

                  Moody's: Moody's Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor, each Servicer and the Trustee.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                  Mortgage File: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Initial Mortgage Loan or Subsequent Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  Mortgage Loan Schedule: The Mortgage Loan Schedule which will list the Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     the Mortgagor's name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating the type of Mortgaged Property and the occupancy status.

                  (v) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

                  (vi)     the Combined Loan-to-Value Ratio at origination;

                  (vii)    the Mortgage Rate as of the Cut-off Date;

                  (viii)   the stated maturity date;

                  (ix)     the amount of the Scheduled Payment as of the Cut-off
         Date;

                  (x)      the original principal amount of the Mortgage Loan;

                  (xi) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

                  (xii) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

                  (xiii)   the Net Mortgage Rate as of the Cut-off Date;

                  (xiv)    the Originator of the related Mortgage Loan;

                  (xv)     the Servicing Fee Rate;

                  (xvi)    the related sub-servicer;

                  (xvii) a code indicating whether a Mortgage Loan is subject to a Prepayment Penalty;

                  (xviii) the amount of the Prepayment Penalty with respect to each Mortgage Loan and a code identifying whether such Prepayment Penalty is related to a Curtailment or Payoff;

                  (xix)    whether such Mortgage Loan is a Balloon Loan; and

                  (xx) whether such Mortgage Loan is a Wilshire Serviced Loan, an Ocwen Serviced Loan or a Washington Mutual Serviced Loan.

                  With respect to the Mortgage Loans in the aggregate, each, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

                  (i)      the number of Mortgage Loans; and

                  (ii) the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected.

                  Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  Mortgage Rate: The annual fixed rate of interest borne by a Mortgage Note.

                  Mortgaged Property: The underlying real property securing a Mortgage Loan.

                  Mortgagor: The obligor(s) on a Mortgage Note.

                  Net Excess Spread: With respect to any Distribution Date and Loan, a fraction, expressed as a percentage, the numerator of which is equal to the excess of (x) the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans, multiplied by the weighted average Net Mortgage Rate of such Mortgage Loans over (y) the Interest Remittance Amount for such Distribution Date, and the denominator of which is an amount equal to the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans, multiplied by the actual number of days elapsed in the related Interest Accrual Period divided by 360.

                  Net Funds Cap: As to any Distribution Date, will be a per annum rate equal to (a) a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest accrued on the Mortgage Loans for such date, minus (2) the sum of (i) the Expense Fee and (ii) any FSA Premium, and (b) the denominator of which is the product of (i) the Aggregate Collateral Balance immediately preceding such Distribution Date (or as of the Cut-off Date in the case of the first Distribution Date), multiplied by (ii)(x) in the case of the Class A-2, Class A-3, Class A-R and Class P Certificates, 1/12 and (y) in the case of the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates, the actual number of days in the related Interest Accrual Period divided by 360. For federal income tax purposes, however, as to any Distribution Date will be the equivalent of the foregoing, expressed as a per annum rate equal to the weighted average of the Uncertificated Pass- Through Rates on the REMIC 1 Regular Interests multiplied by (x) in the case of the Class A-2, Class A-3, Class A-R and Class P Certificates, 1/12 and (y) in the case of the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates, the actual number of days in the related Interest Accrual Period divided by 360.

                  Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

                  Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls during the Prepayment Period exceeds the Compensating Interest Payment for such Distribution Date.

                  Net Recovery: Any proceeds received by a Servicer on a delinquent or Charged Off Loan (including any Liquidation Proceeds received on a Charged Off Loan), net of any Servicing Fee and related expenses.

                  Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the applicable Servicer that, in the good faith judgment of the applicable Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Notional Amount: The Class X-1 Notional Amount.

                  Notional Amount Certificates: As specified in the Preliminary Statement.

                  Ocwen: Ocwen Federal Bank FSB, a federally chartered savings bank.

                  Ocwen Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

                  Offered Certificates: As specified in the Preliminary
Statement.

                  Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Depositor, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or a Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and any Servicer, (ii) not have any material direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to
Section 9.01.

                  Optional Termination Date: The first date on which the Optional Termination may be exercised.

                  Optional Termination Holder: The Person who may terminate the trust pursuant to Section 9.01, which shall be the Majority in Interest Class X-1 Certificateholder; provided however that if the Majority in Interest Class X-1 Certificateholder is the Seller or Credit Suisse First Boston Corporation, or an Affiliate of the Seller or Credit Suisse First Boston Corporation, then the Optional Termination Holder shall not terminate the trust pursuant to
Section 9.01.

                  OTS: The Office of Thrift Supervision.

                  Outsourcer: As defined in Section 3.02.

                  Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

                  Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidated Mortgage Loan or Charged Off Loan prior to such Due Date.

                  Overcollateralization Amount: For any Distribution Date, an amount equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Certificates after giving effect to payments on such Distribution Date.

                  Overcollateralization Release Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

                  Overfunded Interest Amount: With respect to any Subsequent Transfer Date and the Subsequent Mortgage Loans, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of
(i) the amount of interest accruing at (x) the assumed weighted average Pass-Through Rates of the Senior Certificates multiplied by (y) the Pre-Funding Amount outstanding at the end of the related Due Period for the total number of days remaining through the end of the Interest Accrual Periods ending (a) October 25, 2002, (b) November 25, 2002 and (c) December 26, 2002 over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 1.25%. The assumed weighted average Pass-Through Rate of the Senior Certificates will be calculated assuming LIBOR is 2.02% for any Subsequent Transfer Date prior to the October 2002 Distribution Date, 2.27% for any Subsequent Transfer Date prior to the November 2002 Distribution Date and 2.52% for any Subsequent Transfer Date prior to the December 2002 Distribution Date.

                  Ownership Interest: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  Pass-Through Rate: With respect to the Class A-1, Class A-2, Class A-3, Class A-R, Class P, Class M-1, Class M-2A, Class M-2B and Class B Certificates, the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate, Class A-R Pass-Through Rate, Class P Pass-Through Rate, Class M-1 Pass-Through Rate, Class M-2A Pass-Through Rate, Class M-2B Pass-Through Rate and Class B Pass-Through Rate.

With respect to the Class X-1 Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (I) below, and the denominator of which is the aggregate of the

Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-A3, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2A, REMIC 2 Regular Interest MT-M2B, REMIC 2 Regular Interest MT-B and REMIC 2 Regular Interest MT-ZZ. For purposes of calculating the Pass-Through Rate for the Class X-1 Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-AA;

                  (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-A1;

                  (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-A2;

                  (D) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-A3;

                  (E) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M1;

                  (F) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-M2A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M2A;

                  (G) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-M2B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M2B;

                  (H) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-B; and

                  (I) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-ZZ.

                  Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

                  Payoff: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

                  Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

                  Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  Physical Certificates: As specified in the Preliminary Statement.

                  Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee with respect to the Mortgage Loans pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, in trust for registered holders of Home Equity Mortgage Pass-Through Certificates, Series 2002-3." Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Eligible Investments made with funds in the Pre-Funding Account shall be for the account of the Depositor.

                  Pre-Funding Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $8,108,825.23.

                  Pre-Funding Period: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, (ii) the date on which an Event of Default occurs or
(iii) December 24, 2002.

                  Premium Percentage: With respect to the Insured Certificates, 0.10% per annum.

                  Prepayment Interest Shortfall: As to any Mortgage Loan, Distribution Date and Principal Prepayment, other than Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the Distribution Date, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the Expense Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received that accrued during the month immediately preceding such Distribution Date with respect to such Mortgage Loan in connection with such Principal Prepayment.

                  Prepayment Penalty: With respect to any Mortgage Loan, any penalty required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

                  Prepayment Period: With respect to each Distribution Date and each Payoff, the related "Prepayment Period" will be the 15th of the month preceding the month in which the related Distribution Date occurs through the 14th of the month in which the related Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

                  Principal Payment Amount: For any Distribution Date, an amount equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

                  Principal Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period (less unreimbursed Advances, Servicing Advances and other amounts due to each Servicer and the Trustee with respect to the Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Due Period, (2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller, the Optional Termination Holder or the Majority in Interest Class X-2 Certificateholder during the calendar month immediately preceding such Distribution Date, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal, (5) all Liquidation Proceeds, Net Recoveries and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal and (6) with respect to the Distribution Date in December 2002, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

                  Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

                  Prospectus Supplement: The Prospectus Supplement dated September 23, 2002 relating to the Offered Certificates.

                  PUD: Planned Unit Development.

                  Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae- or Freddie Mac-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by at least two nationally recognized statistical rating organizations. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

                  Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03(f).

                  Rating Agency: S&P and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

                  Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to the related Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the

Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. Any Charged Off Loan will give rise to a Realized Loss at the time it is charged off, as described in Section 3.11(a)(iii) hereof. In addition, to the extent any amount is paid to Ocwen pursuant to Section 3.11(a)(iv)(A) hereof, such amount shall be treated as a Realized Loss.

                  Record Date: With respect to the Certificates (other than the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs. With respect to the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates which are Book-Entry Certificates and any Distribution Date, the close of business on the Business Day preceding such Distribution Date.

                  Reference Bank Rate: With respect to any Interest Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Distribution Date; provided however, that if, under the priorities indicated above, LIBOR for a Distribution Date would be based on LIBOR for the previous Payment Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index over which the Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

                  Reference Banks: Barclays Bank PLC, National Westminster Bank and Abbey National PLC.

                  Regular Certificates: As specified in the Preliminary
Statement.

                  Released Loan: Any Charged Off Loan that is released by Wilshire to the Class X-2 Certificateholders pursuant to Section 3.11(a), generally on the date that is six months after the date on which Wilshire begins using Wilshire Special Servicing on such Charged Off Loans. Any Released Loan will no longer be an asset of any REMIC or the Trust Fund.

                  Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended or any similar state law or regulation.

                  Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest or principal collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or similar state law or regulation, the amount, if any, by which (i) interest and/or principal collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest and/or principal accrued thereon for such month pursuant to the Mortgage Note.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

                  REMIC 1: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement (other than any Prepayment Premiums), together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, including the Primary Insurance Policy, required to be maintained pursuant to this Agreement and any proceeds thereof and, (iv) the Collection Account and the Certificate Account (subject to the last sentence of this definition) and such assets that are deposited therein from time to time and any investments thereof. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund, the Pre-Funding Account or the Capitalized Interest Account.

                  REMIC 1 Net WAC Rate: With respect to any Distribution Date, a per annum rate equal to the weighted average of the related REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests, weighted on the basis of the respective Uncertificated Principal Balances thereof immediately preceding such Distribution Date.

                  REMIC 1 Regular Interest LT-1: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 1 Regular Interest LT-1PF: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-1PF shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 1 Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-P shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 1 Regular Interest LT-R: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-R shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 1 Regular Interests: REMIC 1 Regular Interest LT-1, LT-1PF, LT-P and LT- R.

                  REMIC 1 Targeted Overcollateralization Amount: 1% of the Targeted Overcollateralization Amount.

                  REMIC 2: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in the trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class A-R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  REMIC 2 Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass- Through Rate for REMIC 2 Regular Interest MT-AA minus the Marker Rate, divided by (b) 12.

                  REMIC 2 Net WAC Rate: With respect to any Distribution Date, a per annum rate equal to the weighted average of the related Uncertificated REMIC 2 Pass-Through Rates on the REMIC 2 Regular Interests, weighted on the basis of the respective Uncertificated Principal Balances thereof immediately preceding such Distribution Date.

                  REMIC 2 Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interests minus (ii) the aggregate Uncertificated Principal Balances of REMIC 2 Regular Interests MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT-M2B, MT-B, MT-R and MT-P, in each case as of such date of determination.

                  REMIC 2 Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interests MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT-M2B and MT-B, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interests MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT-M2B, MT-B and MT-ZZ.

                  REMIC 2 Regular Interest MT-AA: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-AA shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-A1: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-A2: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-A3: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A3 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-M1: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-M2A: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M2A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-M2B: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M2B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-B: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-B shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-P: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-P shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-R: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-R shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-ZZ shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC 2 Regular Interest MT-ZZ Maximum Interest Deferral
Amount: With respect to any Distribution Date, the excess of (i) REMIC 2 Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC 2 Regular Interest MT-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-ZZ over (y) the REMIC 2 Overcollateralization Amount, in each case for such Distribution Date, over (ii) the sum of REMIC 2 Uncertificated Accrued Interest on REMIC 2 Regular Interests MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT-M2B and MT-B, with the rate on REMIC 2 Regular Interest MT-A2 subject to a cap equal to the lesser of (a) with respect to any Interest Accrual Period, 3.8075% per annum and (b) the REMIC 2 Net WAC Rate for the purpose of this calculation, with the rate on REMIC 2 Regular Interest MT-A3 subject to a cap equal to the lesser of (a) with respect to any Interest Accrual Period, 5.3467% per annum and (b) the REMIC 2 Net WAC Rate for the purpose of this calculation, and with the rates on REMIC 2 Regular Interests MT-A1, MT-M1, MT-M2A, MT-M2B and MT-B subject to a cap equal to the lesser of (a) LIBOR plus the Certificate Margin relating to the Corresponding Certificate and (b) the REMIC 2 Net WAC Rate for the purpose of this calculation for such Distribution Date.

                  REMIC 2 Regular Interests: REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-A3, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-B, REMIC 2 Regular Interest MT-ZZ, REMIC 2 Regular Interest MT-P and REMIC 2 Regular Interest MT-R.

                  REMIC 2 Targeted Overcollateralization Amount: 1% of the Targeted Overcollateralization Amount.

                  REMIC 3: The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class A-R Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  REMIC 3 Regular Interests: The Regular Certificates.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                  REMIC Regular Interests: The REMIC 1 Regular Interests, REMIC 2 Regular Interests and Regular Certificates.

                  REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Repurchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of the Optional Termination Holder or the Majority in Interest Holder of the Class X-2 Certificates pursuant to this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders and (iii) any unreimbursed Servicing Advances.

                  Request for Release: The Request for Release submitted by a Servicer to the Trustee, substantially in the form of Exhibit M.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy (exclusive of the FSA Policy) that is required to be maintained from time to time under this Agreement.

                  Required Reserve Fund Amount: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the greater of (a) $15,000 and (b) the product of 0.50% and the Aggregate Loan Balance. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, $5,000.

                  Required Reserve Fund Deposit: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the excess of (i) the greater of (a) $15,000 and (b) product of 0.50% and the Aggregate Collateral Balance over (ii) the amount of funds on deposit in the Reserve Fund prior to deposits thereto on such Distribution Date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the excess of (i) $5,000 over (ii) the amount of funds on deposit in the Reserve Fund prior to deposits thereto on such Distribution Date.

                   Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.08 in the name of the Trustee for the benefit of the Certificateholders and designated "JPMorgan Chase Bank in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2002-3." Funds in the Reserve Fund shall be held in trust for the holders of the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates for the uses and purposes set forth in this Agreement. The Reserve Fund will be an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h) established and maintained pursuant to Section 4.08. The Reserve Fund is not an asset of any REMIC. Ownership of the Reserve Fund is evidenced by the Class X-1 Certificates.

                  Residual Certificates: As specified in the Preliminary Statement.

                  Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  Rolling Three Month Delinquency Rate: For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10004,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Servicers and the Trustee.

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note, as reduced by any Relief Act Reductions.

                  Second Mortgage Loan: A Mortgage Loan that is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

                  Securities Act: The Securities Act of 1933, as amended.

                  Seller: DLJ Mortgage Capital Inc.

                  Senior Certificates: As specified in the Preliminary
Statement.

                  Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2A, Class M-2B and Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

                  Senior Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class P and Class A-R Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 53.39% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

                  Servicer: Wilshire, Washington Mutual or Ocwen, or their successors in interest, as applicable, or any successor servicer appointed as provided herein.

                  Servicer Employee: As defined in Section 3.18.

                  Servicer Data Remittance Date: With respect to each Distribution Date, the second Business Day immediately following the 15th day of the month of such Distribution Date.

                  Servicer Remittance Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

                  Servicing Advance: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 (including in connection with the transfer of Charged Off Loans to Wilshire pursuant to Section 3.11(a)(iv)) and any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System; (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by the Servicer in connection with obtaining an environmental inspection or review pursuant to Section 3.11(a)(v) and (vi); (v) compliance with the obligations under Section 3.09 and 3.11(b); (vi) the cost of obtaining any broker's price opinion in accordance with Section 3.11 hereof;
(vii) the costs of obtaining an Opinion of Counsel pursuant to Section 3.11(c) hereof; and (viii) expenses incurred in connection with any instrument of satisfaction or deed of reconveyance as described in Section 3.12 hereof.

                  Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in
Section 3.05(b)(vi). With respect to any Ocwen Serviced Loan for which Ocwen is paid pursuant to Section 3.11(a)(ii)(B) hereof, such amount shall be paid to Ocwen in lieu of the Servicing Fee described in the previous sentence with respect to such Mortgage Loan.

                  Servicing Fee Rate: As to each Mortgage Loan, 0.50% per annum.

                  Servicing Officer: With respect to each Servicer, any officer of that Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

                  Significant Net Recoveries: With respect to a defaulted Mortgage Loan, a determination by the related Servicer that either (A) the potential Net Recoveries are anticipated to be greater than or equal to the sum of (i) the Stated Principal Balance of the senior lien on the related Mortgaged Property and (ii) $10,000 or (B) the related Mortgagor has shown a willingness and ability to pay over the previous six months.

                  Special Service: Any servicing performed by Ocwen pursuant to
Section 3.11(ii)(B) whereby Ocwen is proceeding through foreclosure or liquidation with respect to the related Ocwen Serviced Loan or servicing the related REO property.

                  Startup Day: September 26, 2002.

                  Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor; provided, however, for purposes of calculating the Servicing Fee and the Trustee Fee, the Stated Principal Balance of any REO will be the unpaid principal balance immediately prior to foreclosure.

                  Stepdown Date: The date occurring on the later of (x) the Distribution Date in October 2005 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the

Mortgage Loans during the related Due Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 47.21%.

                  Subordinate Certificates: As specified in the Preliminary Statement.

                  Subsequent Mortgage Loan: Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

                  Subsequent Mortgage Loan Interest: Any amount constituting an Interest Remittance Amount (other than an amount withdrawn from the Capitalized Interest Account pursuant to clause (5) of the definition of "Interest Remittance Amount") received or advanced with respect to a Subsequent Mortgage Loan during the Due Periods relating to the October 2002, November 2002 or December 2002 Distribution Dates, but only to the extent of the excess of such amount over the amount of interest accruing on such Subsequent Mortgage Loan during the related period at a per annum rate equal to 4.00%, 4.26% and 4.46%, respectively. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC.

                  Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit N hereto, executed and delivered by the related Servicer, the Depositor, the Seller and the Trustee as provided in
Section 2.01 hereof.

                  Subsequent Transfer Date: For any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

                  Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

                  Subservicing Agreement: An agreement between a Servicer and a Subservicer for the servicing of the Mortgage Loans.

                  Substitution Adjustment Amount: As defined in Section 2.03.

                  Targeted Overcollateralization Amount: For any Distribution Date prior to the Stepdown Date, 3.75% of the Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of
(a) 7.50% of the Aggregate Collateral Balance for such Distribution Date, or (b) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Upon (x) written direction by the Majority in Interest Holder of the Class X-1 Certificates and (y) the issuance by an affiliate of the Depositor of a credit enhancement contract in favor of REMIC 1 which is satisfactory to the Rating Agencies and (z) receipt by the Trustee of an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the Majority in Interest Holder of the Class X-1 Certificates, to the effect that such credit enhancement contract will not cause the imposition of any federal tax on the Trust Fund or the Certificateholders or cause REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding, the Targeted Overcollateralization Amount shall be reduced to the level approved by the Rating Agencies as a result of such credit enhancement contract. Any credit enhancement contract referred to in the previous sentence shall be collateralized by cash or mortgage loans, provided that (i) the aggregate Stated Principal Balance of the mortgage loans collateralizing any such credit enhancement contract shall not be less than the excess, if any, of (x) the initial Targeted Overcollateralization Amount over
(y) the then-current Overcollateralization Amount, (ii) the issuance of any credit enhancement contract supported by mortgage loans shall not result in a downgrading of the ratings assigned by the Rating Agencies, or a downgrading in the shadow rating assigned to the Insured Certificates by the Rating Agencies and (iii) FSA shall provide its written consent, which consent shall not be unreasonably withheld, to such credit enhancement contract and the counterparty thereto.

                  Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulationss.1.860F-4(d) and temporary Treasury regulationss. 301.6231(a)(7)-1T. Initially, the Tax Matters Person shall be the Trustee.

                  Tax Matters Person Certificate: The Class A-R Certificates, with a Denomination of $0.05. Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

                  Trigger Event: A Trigger Event will be in effect for any Distribution Date if (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 16.50% of the Senior Enhancement Percentage for such Distribution Date or (ii) a Cumulative Loss Event is occurring. The Trigger Event may be amended by the parties hereto in the future with the consent of the Rating Agencies.

                  Trust Fund: Collectively, the assets of REMIC 1, REMIC 2, REMIC 3, the Pre- Funding Account, the Capitalized Interest Account, the Reserve Fund and the Subsequent Mortgage Loan Interest.

                  Trustee: JPMorgan Chase Bank and its successors and, if a successor trustee is appointed hereunder, such successor.

                  Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  Trustee Fee Rate: With respect to any Distribution Date, 0.0225% per annum.

                  Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass- Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Reductions (allocated to such REMIC Regular Interests based on the priorities set forth in Section 1.03).

                  Uncertificated Pass-Through Rate: The Uncertificated REMIC 1 Pass-Through Rate or the Uncertificated REMIC 2 Pass-Through Rate.

                  Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05(b), and the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-ZZ shall be increased by interest deferrals as provided in Section 4.07. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

                  Uncertificated REMIC 1 Pass-Through Rate: With respect to each REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LT-1PF) and the Interest Accrual Periods in October 2002, November 2002 and December 2002, a per annum rate equal to the Initial Mortgage Loan Net WAC Rate; with respect to REMIC 1 Regular Interest LT-1PF and the Interest Accrual Periods in (a) October 2002, (b) November 2002 and (c) December 2002, a per annum rate equal to (a) 4.00%, (b) 4.26% and (c) 4.46%, respectively; with respect to each REMIC 1 Regular Interest and each Interest Accrual Period thereafter, the weighted average of the Net Mortgage Rates on the Mortgage Loans.

                  Uncertificated REMIC 2 Pass-Through Rate: For any Distribution Date, with respect to REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-A3, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2A, REMIC 2 Regular Interest MT-M2B, REMIC 2 Regular Interest MT- B, REMIC 2 Regular Interest MT-ZZ, REMIC 2 Regular Interest MT-P and REMIC 2 Regular Interest MT-R, the Net WAC Rate for such Distribution Date.

                  Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05(b), and the Uncertificated Principal Balances of REMIC 2 Regular Interest LT-PF shall be increased, pro rata, by interest deferrals as provided in Section 4.07. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

                  United States Person: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class A-R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

                  Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2A, Class M-2B and Class B Certificates. The portion of such 98% Voting Rights allocated to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2A, Class M-2B and Class B Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding. The Class P and Class X-1 Certificates shall each be allocated 1% of the Voting Rights. Voting Rights shall be allocated among the Certificates within each such Class (other than the Class P Certificates and Class X-1 Certificates, which each have only one certificate) in accordance with their respective Percentage Interests. The Class X-2 and Class A-R Certificates shall have no Voting Rights.

                  Washington Mutual: Washington Mutual Bank, FA, a federally chartered savings association.

                  Washington Mutual Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

                  Wilshire: Wilshire Credit Corporation.

                  Wilshire Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

                  Wilshire Special Servicing: With regard to any Charged Off Loans, the servicing of such Charged Off Loans using specialized collection procedures (including foreclosure, if appropriate) to maximize recoveries.

                  SECTION 1.02      Interest Calculations.

                  The calculation of the Trustee Fee, the Servicing Fee, the Credit Risk Manager Fee and interest on the Class A-2, Class A-3 and Class X-1 Certificates and on the related Uncertificated Interests shall be made on the basis of a 360-day year consisting of twelve 30-day months. The calculation of interest on the Class A-1, Class M-1, Class M-2A, Class M-2B, Class B Certificates and the related Uncertificated Interests shall be made on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                  SECTION 1.03      Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (net of any Compensating Interest Payment) and any Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to REMIC 1 Regular Interests LT-1 and LT-1PF and then to REMIC 1 Regular Interests LT-P and LT- R, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Regular Interest; provided, however, that with respect to the first three Distribution Dates, such amounts relating to the Initial Mortgage Loans shall be allocated to the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT-1PF) in the order and priority described above and such amounts relating to the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interests LT-1PF. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest MT-AA and REMIC 2 Regular Interest MT-ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter any remaining Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interests MT-AA, MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT-M2B, MT-B, MT- ZZ, MT-R and MT-P, pro rata based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 2.01      Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all (i) the right, title and interest of the Depositor (which does not include servicing rights) in and to each Initial Mortgage Loan, including all interest and principal received or receivable on or with respect to such Initial Mortgage Loans after the Cut-off Date and all interest and principal payments on the Initial Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date (other than the rights of the Servicers to service the Initial Mortgage Loans in accordance with this Agreement), (ii) the Depositor's rights under the Assignment Agreement, (iii) any such amounts as may be deposited into and held by the Trustee in the Pre-Funding Account, the Capitalized Interest Account and the Reserve Fund and (iv) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Depositor shall cause FSA to deliver the FSA Policy to the Trustee.

                  (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or its designated agent, the related Custodian, for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

                  (i) the original Mortgage Note of the Mortgagor in the name of the Trustee or endorsed "Pay to the order of ________________ without recourse" and signed in the name of the last named endorsee by an authorized officer, together with all intervening endorsements showing a complete chain of endorsements from the originator of the related Mortgage Loan to the last endorsee or with respect to any Lost Mortgage Note (as such term is defined in the Pooling and Servicing Agreement), a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

                  (ii) the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

                  (iii) the original Assignment of Mortgage, in blank, which assignment appears to be in form and substance acceptable for recording and, in the event that the related Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]", and in the event that the Mortgage Loan was acquired or originated by the related Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name]";

                  (iv) the originals of all intervening Assignments of Mortgage not included in (iii) above showing a complete chain of assignment from the originator of such Mortgage Loan to the Person assigning the Mortgage to the Trustee, including any warehousing assignment, with evidence of recording on each such Assignment of Mortgage (or, in lieu of the original of any such intervening assignment, a duplicate or conformed copy of such intervening assignment together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

                  (v) an original of any related security agreement (if such item is a document separate from the Mortgage) and the originals of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the last assignee;

                  (vi) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the last assignee in blank;

                  (vii) the originals of any assumption, modification, extension or guaranty agreement with evidence of recording thereon, if applicable (or, in lieu of the original of any such agreement, a duplicate or conformed copy of such agreement together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or a certification or receipt of the recording authority evidencing the same;

                  (viii) if the Mortgage Note or Mortgage or any other document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required, in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and complete copy(ies)of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same; and

                  (ix) in the case of the First Mortgage Loans, the original mortgage title insurance policy, or if such mortgage title insurance policy has not yet been issued, an original or copy of a marked-up written commitment or a pro forma title insurance policy marked as binding and countersigned by the title insurance company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter.

                  In the event the Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

                  In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of clause (c) above, if such lender's title policy is received by the Depositor, upon receipt thereof.

                  As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall (at the Seller's expense) (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded (a) any assignment referred to in clause (iii) above which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered to the Trustee (at the Depositor's expense, provided such expense has been previously approved by the Depositor in writing) within 20 days of the Closing Date, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan or (b) if MERS is identified on the

Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, on or prior to the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit either Servicer to, and each Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  (c) The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the related Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the related Custodian.

                  (d) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (e) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

                  (e) The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all right, title and interest in such Subsequent Mortgage Loans (which does not include servicing rights), including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the related Subsequent Transfer Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Transfer Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the related Subsequent Transfer Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

                  (f) Upon one Business Day's prior written notice to the Trustee, the related Servicer and the Rating Agencies, on any Business Day during the Pre-Funding Period designated by the Depositor, the Depositor, DLJMC, the related Servicer and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the ratings assigned to the Certificates (without regard to the FSA Policy).

                  The transfer of Subsequent Mortgage Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

                  (i) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan, the obligation under Section 2.03(g) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

                  (ii) the Trustee and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, stating that each REMIC in the Trust Fund is and shall continue to qualify as a REMIC following the transfer of the Subsequent Mortgage Loans, to be delivered as provided pursuant to Section 2.01(g);

                  (iii) the Rating Agencies and the Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, confirming that the transfer of the

         Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date is a true sale, to be delivered as provided pursuant to Section 2.01(g);

                  (iv) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies (without regard to the FSA Policy);

                  (v) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date is 30 or more days contractually delinquent as of such date;

                  (vi) the remaining term to stated maturity of such Subsequent Mortgage Loan does not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

                  (vii) the Subsequent Mortgage Loan does not have a Net Mortgage Rate less than 6.40% per annum;

                  (viii) the Depositor shall have deposited in the Collection Account all principal and interest collected with respect to the related Subsequent Mortgage Loans on or after the related Subsequent Transfer Date;

                  (ix) such Subsequent Mortgage Loan does not have a Combined Loan-to-Value Ratio greater than 100.00%;

                  (x) the Subsequent Mortgage Loan has a principal balance not greater than $399,903;

                  (xi) no Subsequent Mortgage Loan shall have a final maturity date after January 1, 2033;

                  (xii) such Subsequent Mortgage Loan is secured by a first or second lien;

                  (xiii) such Subsequent Mortgage Loan is otherwise acceptable to the Rating Agencies;

                  (xiv) following the conveyance of such Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans will be as follows:

                  A. a weighted average Mortgage Rate of at least 12.18% per annum;

                  B. a weighted average remaining term to stated maturity of less than 196 months;

                  C. a weighted average Combined Loan-to-Value Ratio of not more than 100%;

                  D.       a weighted average credit score of at least 678;

                  E. no more than 66.20% of the Mortgage Loans by aggregate Cut-off Date Principal Balance are balloon loans;

                  F. no more than 46.50% of the Mortgage Loans by aggregate Cut-off Date Principal Balance are concentrated in one state; and

                  G. no more than 8.70% of the Mortgage Loans by aggregate Cut-off Date Principal Balance relate to non-owner occupied properties;

                  (xv) neither the applicable Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

                  (xvi) no Event of Default has occurred hereunder; and

                  (xvii) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each of these conditions precedent.

                  (g) Upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Sections 2.01(f)(ii) and (iii), (2) delivery to the Trustee by the Depositor of a revised Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the related Subsequent Mortgage Loans and (3) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.01(f), the Trustee shall remit to the Depositor the Aggregate Subsequent Transfer Amount related to the Subsequent Mortgage Loans transferred by the Depositor on such Subsequent Transfer Date from funds in the Pre-Funding Account.

                  The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

                  SECTION 2.02      Acceptance by the Trustee.

                  The Trustee acknowledges receipt by each Custodian of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that each Custodian on its behalf hold and will hold the documents delivered to such Custodian constituting the Mortgage Files, and that it or the related Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession through the related Custodian of the Mortgage Notes in the State of Texas or the State of Illinois, as directed by the Seller, unless otherwise permitted by the Rating Agencies.

                  Each Custodian agrees to execute and deliver on the Closing Date to the Depositor, the Seller, FSA, the Trustee and the Servicers an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, each Custodian will acknowledge that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodians shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                  Not later than 90 days after the Closing Date, each Custodian is required to deliver to the Depositor, the Seller, FSA, the Trustee and the Servicers a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

                  If, in the course of such review, a Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, such Custodian will list such as an exception in the Final Certification; provided, however, that neither the Trustee nor the related Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

                  The Seller shall promptly correct or cure such defect within 120 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 120 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or repurchase occur more than 540 days from the Closing Date, except that if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then such substitution or repurchase shall occur within 720 days from the Closing Date; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Trustee's failure to record such Assignment of Mortgage. The Trustee shall deliver written notice to each Rating Agency within 360 days from the Closing Date indicating each Mortgage Loan (a) the Assignment of Mortgage which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the Assignment of Mortgage for the related Mortgage Loan is returned to the Trustee or the dispute as to location or status has been resolved. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by
Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

                  Pursuant to the related Custodial Agreement, the related Custodian is required to execute and deliver on the Subsequent Transfer Date to the Depositor, the Seller, FSA, the Trustee and the related Servicer an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the related Custodian shall acknowledge that such documents appear regular on their face and relate to such Subsequent Mortgage Loan. Neither the Trustee nor the related Custodian shall be under a duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                  Pursuant to the related Custodial Agreement, not later than 90 days after the end of the Pre-Funding Period, the related Custodian is required to deliver to the Depositor, the Seller, FSA, the Trustee and the related Servicer a Final Certification with respect to the Subsequent Mortgage Loans in the form annexed hereto as Exhibit H with any applicable exceptions noted thereon.

                  If, in the course of such review of the Mortgage Files relating to the Subsequent Mortgage Loans, the related Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, pursuant to the related Custodial Agreement, the related Custodian will be required to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the related Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall cure any such defect or repurchase or substitute for any such Mortgage Loan in accordance with Section 2.02(a).

                  It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

                  The Trustee shall pay to each Custodian from time to time reasonable compensation for all services rendered by it hereunder or under the related Custodial Agreement, and the Trustee shall pay or reimburse each Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by such Custodian in accordance with any of the provisions of this

Agreement or the related Custodial Agreement, except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  SECTION 2.03 Representations and Warranties of the Seller and Servicers.

                  (a) The Seller hereby makes the representations and warranties applicable to it set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (b) Wilshire, in its capacity as Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule IIIA hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (c) Ocwen, in its capacity as Servicer, hereby makes the representations and warranties set forth in Schedule IIIB hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut- off Date.

                  (d) Washington Mutual, in its capacity as Servicer, hereby makes the representations and warranties set forth in Schedule IIIC hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

                  (e) Each of Wilshire, Washington Mutual and Ocwen, in their capacity as Servicer, will use its reasonable efforts to become a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  (f) The Seller hereby makes the representations and warranties set forth in Schedule IV as applicable hereto, and by this reference incorporated herein, to the Trustee, as of the Closing Date, or the Subsequent Transfer Date, as applicable, or if so specified therein, as of the Cut- off Date or such other date as may be specified.

                  (g) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(f) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 120 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(f) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan sold by the Seller to the Depositor, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 120-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Trustee for any actual out-of-pocket expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of a Seller's knowledge if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(f) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

                  In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel if required by
Section 2.05 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

         The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

                  SECTION 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

                  The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

                  SECTION 2.05 Delivery of Opinion of Counsel in Connection with Substitutions.

                  Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 120 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  SECTION 2.06      Execution and Delivery of Certificates.

                  The Trustee (or the related Custodian) acknowledges receipt of the items described in Section 2.02 of this Agreement and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

                  SECTION 2.07      REMIC Matters.

                  The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The REMIC 1 Regular Interests shall be designated as the "regular interests." The REMIC 2 Regular Interests shall be designated as the "regular interests." The Class A-1, Class A-2, Class A-3, Class M, Class B, Class P and Class X-1 Certificates shall be designated as the "regular interests" in REMIC 3. The Class A-R Certificates will represent beneficial ownership of three residual interests, each of which will constitute the sole class of residual interests in each of REMIC 1, REMIC 2 and REMIC 3. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC 1, REMIC 2 or REMIC 3 other than the Certificates or the Uncertificated REMIC Regular Interests. The "tax matters person" with respect to each of REMIC 1, REMIC 2 and REMIC 3 shall be the Trustee and the Trustee shall hold the related Tax Matters Person Certificate in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The fiscal year for each REMIC shall be the calendar year.

                  SECTION 2.08      Covenants of each Servicer.

                  Each respective Servicer hereby covenants to the Depositor and the Trustee that no written information, certificate of an officer, statement furnished in writing or written report prepared by such Servicer and delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

                  SECTION 2.09      Conveyance of REMIC Regular Interests
                                    and Acceptance of REMIC 1 and REMIC 2 by the Trustee; Issuance of Certificates.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the Holder of the REMIC 2 Regular Interests and the Holders of the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 2 Regular Interests and Holder of the Class R-2 Interest. The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the Regular Certificates and the Class R-3 Interest. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class R-3 Interest. The interests evidenced by the Class R-3 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 3.

                  (c) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

                  (d) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.09(a); (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b) and (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(c) the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

                  SECTION 3.01      Servicers to Service Mortgage Loans.

                  For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices. The obligations of each of Wilshire, Washington Mutual and Ocwen hereunder to service and administer the Mortgage Loans shall be limited to the Wilshire Serviced Loans, the Washington Mutual Serviced Loans and the Ocwen Serviced Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to "Mortgage Loans" or "related Mortgage Loans" shall be limited to the Wilshire Serviced Loans (and the related proceeds thereof and related REO Properties) in the case of Wilshire, the Washington Mutual Serviced Loans (and the related proceeds thereof and related REO Properties) in the case of Washington Mutual and the Ocwen Serviced Loans (and the related proceeds thereof and related REO Properties), in the case of Ocwen, and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans. Notwithstanding anything in this Agreement, any Servicing Agreement or any Credit Risk Management Agreement to the contrary, neither Ocwen nor Wilshire shall have any duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager under its Credit Risk Management Agreement with respect to any action taken or not taken by Ocwen or Wilshire, as applicable, pursuant to a recommendation of the Credit Risk Manager. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that a Servicer shall not take any action that is materially inconsistent with or materially prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement unless such action is specifically called for by the terms hereof. The Trustee will provide a limited power of attorney to each Servicer, prepared by each Servicer and reasonably acceptable to the Trustee, to permit each Servicer to act on behalf of the Trustee under this Agreement. Each Servicer hereby indemnifies the Trustee for all costs and expenses incurred by the Trustee in connection with the negligent or willful misuse of such power of attorney. Each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Each Servicer further is hereby authorized and empowered in its own name or in the name of the Subservicer, when such Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage

Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be reimbursable by the Trust Fund to such Servicer. Notwithstanding the foregoing, subject to Section 3.05(a), the Servicers shall not make or permit any modification, waiver or amendment of any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of
Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.10 hereof) which would cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents and a written request signed by an authorized officer, the Depositor and/or the Trustee shall execute such documents and deliver them to such Servicer.

                  In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on any Mortgaged Property (to the extent the Servicer has been notified that such taxes or assessments have not paid by the related Mortgagor or the owner or the servicer of the related First Mortgage Loan), which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08; provided, however, that each Servicer shall be required to advance only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise out of the proceeds of the related Mortgage Loan; and provided, further, that such payments shall be advanced when the tax, premium or other cost for which payment is intended is due to the extent the Servicer has been notified that such payment has not been made at least five (5) Business Days prior to the due date. The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  Subject to Section 3.16, the Trustee shall execute, at the written request of a Servicer, and furnish to such Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Servicers or any Subservicers under such powers of attorney.

                  If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

                  (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

                  (ii) the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

                  (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

                  SECTION 3.02 Subservicing; Enforcement of the Obligations of Subservicers.

                  (a) The Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is an approved Fannie Mae or Freddie Mac seller/servicer in good standing. A Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of the Subservicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of such Servicer. Each Servicer shall pay all fees and expenses of any Subservicer engaged by such Servicer from its own funds.

                  Notwithstanding the foregoing, each Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "Outsourcer") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of such Servicer's obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by a Servicer of any such Outsourcer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of such Servicer, and such Servicer shall pay all fees and expenses of the Outsourcer from such Servicer's own funds.

                  (b) At the cost and expense of a Servicer, without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer's option, from electing to service the related Mortgage Loans itself. In the event that a Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, such Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from such Servicer's own funds without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the Collection Account.

                  (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Subservicer, a Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. Each Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of such Servicer or Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer, as applicable, regardless of whether such payments are remitted by the Subservicer or Outsourcer, as applicable, to such Servicer.

                  Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or an Outsourcer shall be deemed to be between the Subservicer or an Outsourcer, and the related Servicer alone, and the Depositor, the Trustee and the other Servicer shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor and Trustee or the Trust Fund to pay a Subservicer's fees and expenses.

                  SECTION 3.03      [Reserved].

                  SECTION 3.04      Trustee to Act as Servicer.

                  (a) In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such Servicer pursuant to Section
3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law or (iii) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section
7.02 hereof.

                  Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

                  (b)      [reserved]

                  SECTION 3.05 Collection of Mortgage Loans; Collection Accounts; Certificate Account; Pre-Funding Accounts; Capitalized Interest Accounts.

                  (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and, consistent with such standard, with respect to Mortgage Loans for which a Servicer collects escrow payments, shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the terms of this Agreement, each Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in such Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that such Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of such Servicer, such default is reasonably foreseeable; and that no such modification shall reduce the interest rate on a Mortgage Loan below the rate at which the Servicing Fee with respect to such Mortgage Loan accrues. In the event of any such arrangement, the related Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Each Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                  (b) Each Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled "[Servicer's name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2002-3" or, if established and maintained by a Subservicer on behalf of the related Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools". Each Collection Account shall be an Eligible Account. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the applicable Servicer in accordance with Section 3.08.

                  Each Servicer (other than Washington Mutual) shall deposit in the Collection Account on a daily basis, or, in the case of Washington Mutual, within two Business Days of receipt, and retain therein, the following collections remitted by Subservicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

                  (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related Servicing Fee Rate;

                  (iii) all Liquidation Proceeds on the Mortgage Loans;

                  (iv) all Insurance Proceeds on the Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

                  (v) all Advances made by such Servicer pursuant to Section
         4.01;

                  (vi) with respect to each Principal Prepayment on the Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period. The aggregate of such deposits shall be made from such Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Mortgage Loans and that Distribution Date;

                  (vii) any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property pursuant to Section 3.11; and

                  (viii) any other amounts required to be deposited hereunder including all collected Prepayment Penalties.

                  The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing,

Ancillary Income need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the applicable Servicing Fee. In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

                  (c) On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

                  (i) the aggregate amount remitted by each Servicer to the Trustee pursuant to Section 3.08(viii);

                  (ii) any amount deposited by the Trustee pursuant to Section 3.05(e) in connection with any losses on Eligible Investments; and

                  (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

                  In the event that a Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

                  (d) Each institution at which a Collection Account, the Certificate Account or the Pre-Funding Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer (in the case of a Collection Account), the Trustee (in the case of the Certificate Account) or the Depositor (in the case of the Pre-Funding Account), in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the second Business Day immediately preceding the related Distribution Date and (ii) in the case of the Certificate Account and the Pre-Funding Account, the Business Day immediately preceding the Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account or the Pre-Funding Account. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account. All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Pre-Funding Account shall be for the benefit of the Depositor and shall be remitted to it monthly.

                  (e) Each Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to each Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

                  (f) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Pre-Funding Account. On the Closing Date, the Depositor shall remit the Pre-Funding Amount to the Trustee for deposit in the Pre-Funding Account. On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Section 2.01(f), with respect to the related Subsequent Transfer Agreement, the Trustee shall remit to the Depositor the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Mortgage Loans.

                  If any funds remain in any Pre-Funding Account on December 24, 2002, to the extent they represent interest earnings on the amounts originally deposited into such Pre-Funding Account, the Trustee shall distribute them to the order of the Depositor. The remaining funds in the Pre- Funding Account shall be transferred to the Certificate Account to be included as part of principal distributions to the Class A-1, Class A-2 and Class A-3 Certificates in the manner and priority set forth herein on the December 2002 Distribution Date.

                  (g) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Capitalized Interest Account. On the Closing Date, the Depositor shall remit the applicable Capitalized Interest Deposit to the Trustee for deposit in the related Capitalized Interest Account. On the Business Day prior to each of the October 2002, November 2002 and December 2002 Distribution Dates, the Trustee shall transfer from each Capitalized Interest Account to the Certificate Account an amount equal to the Capitalized Interest Requirement for such Distribution Date. On each of the October 2002 and November 2002 Distribution Dates, the applicable Overfunded Interest Amount shall be withdrawn from the related Capitalized Interest Account and paid to the Depositor. Any funds remaining in each Capitalized Interest Account immediately after the December 2002 Distribution Date shall be paid to the Depositor.

                  SECTION 3.06 Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

                  (a) To the extent required by the related Mortgage Note and not violative of current law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2002-3" or, if established and maintained by a Subservicer on behalf of the related Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools". The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(b). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit P-1 hereto, in the case of an account established with a Servicer, or by a letter agreement in the form of Exhibit P-2 hereto, in the case of an account held by a depository other than a Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

                  (b) Each Servicer (other than Washington Mutual) shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt, or, in the case of Washington Mutual, within two Business Days of receipt, and retain therein:

                  (i) all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(c). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  (c) Withdrawals from the Escrow Account or Accounts may be made by the related Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (ii) to reimburse such Servicer for any Servicing Advances made by such Servicer pursuant to this Agreement with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                  (iv) for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in
         Section 3.09;

                  (vi) to pay to such Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

                  (vii) to clear and terminate such Escrow Account on the termination of this Agreement.


                  SECTION 3.07 Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

                  (a) Each Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by such Servicer.

                  (b) Each Servicer shall inspect the Mortgaged Properties as often as deemed necessary by such Servicer in such Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, each Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. Each Servicer shall keep a written or electronic report of each such inspection.

                  SECTION 3.08 Permitted Withdrawals from the Collection Accounts and Certificate Account.

                  Each Servicer may (and in the case of clause (viii) below, shall) from time to time make withdrawals from the related Collection Account for the following purposes:

                  (i) to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to such

         Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

                  (ii) to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds, Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO Property and proceeds of any purchase or repurchase of the related Mortgage Loan, to the extent received by such Servicer);

                  (iii) to reimburse such Servicer for any Nonrecoverable Advance previously made from collections or proceeds of any of the Mortgage Loans;

                  (iv) to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer's right to reimbursement pursuant to this clause (A) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds, Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO Property and proceeds of any purchase or repurchase of the related Mortgage Loan with respect to such Mortgage Loan) respecting which any such advance was made, (B) for unpaid Servicing Fees as provided in Section 3.11 and unreimbursed Servicing Advances and Advances as provided in Section 3.11(a)(iv)(A) hereof and (C) in the case of Ocwen, for unpaid Servicing Fees not otherwise collected from Liquidation Proceeds;

                  (v) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

                  (vi) to reimburse such Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

                  (vii) to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

                  (viii) on or prior to the Servicer Remittance Date, to withdraw an amount equal to the Available Funds plus any related Expense Fees (other than the Servicing Fee) for such Distribution Date and any Prepayment Penalties received in respect of the Mortgage Loans, subject to the collection of funds included in the definition of "Available Funds" and remit such amount to the Trustee for deposit in the Certificate Account; and

                  (ix) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

                  Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan basis for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv) and (v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the related Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

                  The Trustee shall withdraw funds from the Certificate Account for distributions to FSA, the Certificateholders and the Credit Risk Manager, if applicable, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to itself the Trustee Fee and any investment income earned for the related Distribution Date;

                  (ii) to withdraw and return to the applicable Servicer for deposit to the Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (iii) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

                  SECTION 3.09 Maintenance of Hazard Insurance and Mortgage Impairment Insurance; Claims; Restoration of Mortgaged Property.

                  Each Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and
(ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming co-insurer. Any amounts collected by a Servicer under any such policy relating to a Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to
Section 3.08. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer's funds, without reimbursement therefor. Upon request of the Trustee, a Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. In connection with its activities as Servicer of the Mortgage Loans, each Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

                  Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer's normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08). Any costs incurred by a Servicer in maintaining such insurance shall be recoverable by the Servicer as a Servicing Advance out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds. Notwithstanding anything to the contrary in this paragraph, each Servicer shall be required to pay the costs of maintaining any insurance contemplated by this Section 3.09 only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable.

                  A Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance
Proceeds:

                  (i) such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                  (ii) such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

                  (iii) pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

                  If the Trustee is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

                  SECTION 3.10 Enforcement of Due-on-Sale Clauses; Assumption Agreements.

                  Each Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

                  If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and such Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

                  Subject to each Servicer's duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this Section 3.10 have been met in connection therewith. The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

                  SECTION 3.11 Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

                  (a) (i) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. With respect to such of the Mortgage Loans as come into and continue in default, each Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with this Agreement. In connection with such decision, the related Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices,
(iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, and
(iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine in its sole discretion (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08(iv)(A).

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, with respect to any Mortgage Loan that is one hundred twenty
(120) days delinquent, the related Servicer shall obtain a broker's price opinion with respect to the related Mortgaged Property, the cost of obtaining any such broker's price opinion to be reimbursable to the related Servicer as a Servicing Advance pursuant to Section 3.08(iii) or (iv). After obtaining the related broker's price opinion, the related Servicer will determine whether any Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the related Servicer determines that (x) no Significant Net Recovery is possible or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it may, at its discretion, charge off such delinquent Mortgage Loan in accordance with subsections (a)(iii) and (a)(iv) below. As to any Ocwen Serviced Loan:

                           (A) prior to obtaining the broker's price opinion
                  described above and thereafter except as described in clause
                  (B) below, Ocwen shall have absolutely no obligation to perform loss mitigation or default management services (other than its standard collection activities) with respect to any such Mortgage Loan, provided, however, that Ocwen shall be entitled to receive its Servicing Fee with respect to such Mortgage Loan through the 120th day of delinquency; and

                           (B) if Ocwen determines that (x) a Significant Net
                  Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property and (y) the potential Net Recoveries are anticipated to be an amount, determined by Ocwen in its good faith judgment and in light of other mitigating circumstances, that is sufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, then Ocwen shall Special Service the related Mortgage Loan and shall receive as servicing compensation (i) $100 per month from the date on which Ocwen begins to Special Service such Mortgage Loan through foreclosure or liquidation and (ii) $135 per month for the period during which Ocwen is Special Servicing the related REO Property, provided that, if Ocwen acts as Special Servicer with respect to a Mortgage Loan pursuant to this clause (B), Ocwen shall receive such compensation in lieu of its Servicing Fee pursuant to clause (A) above. As to any Ocwen Serviced Loan for which Ocwen is to receive the compensation described in the previous sentence in lieu of its Servicing Fee, Ocwen shall report such information to the Trustee together with the information reported to the Trustee on each Servicer Data Remittance Date pursuant to Section 4.06 hereof.

                  (iii) If the related Servicer determines based on the broker's price opinion obtained under paragraph (a)(ii) above and other relevant considerations that (x) no Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it will be obligated to charge off the related Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, the related Servicer will not be entitled to any additional servicing compensation (except as described in paragraphs(a)(ii) or (a) (iv) of this Section 3.11), the Charged Off Loan will give rise to a Realized Loss, and the related Servicer will follow the procedures described in paragraph (a)(iv) below. If the related Servicer determines that (x) a Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the Mortgaged Property and (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is sufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, such Servicer may continue to make Advances or Servicing Advances on the related Mortgage Loan that has become 180 days delinquent and, in the case of Ocwen or Wilshire, as applicable, will notify the Credit Risk Manager of that decision.

                  (iv) (A) With respect to any Ocwen Serviced Loan or Washington Mutual Serviced Loan that becomes a Charged Off Loan, Ocwen or Washington Mutual, as applicable, shall notify Wilshire of its decision to charge off such Mortgage Loan and the servicing of such Ocwen Serviced Loan or Washington Mutual Serviced Loan will be transferred to Wilshire, such transfer to be initiated by Ocwen or Washington Mutual, as applicable, on the 15th day of the month (or if the 15th of the month is not a Business Day, the next Business Day) following the month in which such Ocwen Serviced Loan or Washington Mutual Serviced Loan becomes a Charged Off Loan and may be serviced, at Wilshire's discretion, using Wilshire Special Servicing as provided in paragraph (iv)(B) below. Immediately upon transfer of any Ocwen Serviced Loan or Washington Mutual Serviced Loan to Wilshire, Ocwen or

                  Washington Mutual, as applicable, shall be reimbursed for all unreimbursed Advances and Servicing Advances and unpaid Servicing Fees relating to such transferred Mortgage Loan out of funds on deposit in the Collection Account. The related Servicer shall provide an Officer's Certificate to the Trustee no later than the related Servicer Remittance Date evidencing the amount to be reimbursed pursuant to the previous sentence with respect to any Mortgage Loans transferred by such Servicer to Wilshire. With respect to any Ocwen Serviced Loan transferred to Wilshire pursuant to this clause (iv)(A) prior to such Mortgage Loan being serviced by Ocwen for a period of one year, Ocwen shall receive $25 as a deboarding fee. Ocwen or Washington Mutual shall notify the Trustee of any Ocwen Serviced Loan or Washington Mutual Serviced Loan, as applicable, that is transferred to Wilshire. Ocwen or Washington Mutual, as applicable, shall provide servicing information on such transferred Mortgage Loans as reasonably requested by Wilshire including, but not limited to, an electronic data tape containing the fields set forth in Exhibit T hereto, and an electronic file or hard copy containing collection comments, outstanding advance balances, payment histories, and hardcopies of any imaged files. Ocwen or Washington Mutual, as applicable, shall be responsible for any other reasonable actions required by Accepted Servicing Practices relating to the transfer of servicing and the charging off of such Mortgage Loans. All costs of such transfer of the electronic data tape and files relating to Ocwen Serviced Loans shall be paid by Ocwen. All costs of such transfer of the electronic data tape and files relating to Washington Mutual Serviced Loans shall be reimbursable to Washington Mutual as a Servicing Advance immediately upon transfer of such Washington Mutual Serviced Loans to Wilshire. Neither Ocwen nor Washington Mutual shall be responsible for Wilshire's boarding costs of such transferred Mortgage Loans. Wilshire shall not be responsible for the reimbursement of any Advance or Servicing Advance on a transferred Mortgage Loan.

                           (B) Any (x) Wilshire Serviced Loan that becomes a
                  Charged Off Loan and (y) any Ocwen Serviced Loan or Washington Mutual Serviced Loan that becomes a Charged Off Loan and is transferred to Wilshire pursuant to paragraph (iv)(A) above may continue to be serviced by Wilshire for the Certificateholders using Wilshire Special Servicing. Wilshire will accrue, but not be entitled to any Servicing Fees and reimbursement of expenses in connection with such Charged Off Loans, except to the extent of funds available from the aggregate amount of recoveries on all Charged Off Loans. Such aggregate recovery amounts on Charged Off Loans shall be paid to Wilshire first, as reimbursement of any outstanding and unpaid expenses, and second, as any accrued and unpaid Servicing Fees. Wilshire will only be entitled to previously accrued Servicing Fees and expenses on any such Charged Off Loans. Wilshire will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any Charged Off Loan serviced by Wilshire using Wilshire Special Servicing shall be so serviced until the Release Date described below. Any Net Recoveries on such Charged Off Loans received prior to the Release Date will be treated as Liquidation Proceeds and included in Available Funds.

                  On the date (the "Release Date") which is no more than six months after the date on which Wilshire begins servicing any Charged Off Loans using Wilshire Special Servicing, unless specific Net Recoveries are anticipated by Wilshire on a particular Charged Off Loan (in which case the Release Date will be delayed until all such specific anticipated Net Recoveries are received), such Charged Off Loan will be released from the Trust Fund, will no longer be an asset of any REMIC, and will be transferred to the Class X-2 Certificateholders, without recourse, and thereafter (i) those Holders will be entitled to any amounts subsequently received in respect of any such Released Loans, (ii) the Majority in Interest Class X-2 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Majority in Interest Class X-2 Certificateholder may sell any such Released Loan to a third party. Notwithstanding the previous sentence, if at any time after a Mortgage Loan has been Charged Off and prior to six months after the date on which Wilshire begins servicing such Charged Off Loan using Wilshire Special Servicing, Wilshire determines that there will not be any Net Recoveries on such Charged Off Loan under any circumstances, Wilshire may release such Charged Off Loan to the Majority in Interest Class X-2 Certificateholder in accordance with the provisions set forth in the previous sentence.

                  Notwithstanding the foregoing, the procedures described above in this subsection 3.11(a)(iv) relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Majority in Interest Class X-1 Certificateholder, with the consent of Wilshire, which consent shall not be unreasonably withheld, and if the modification would adversely affect or materially increase the obligations of Ocwen or Washington Mutual, with the consent of Ocwen or Washington Mutual, as applicable, which consent shall not be unreasonably withheld; provided, however, that in no event shall the Majority in Interest Class X-1 Certificateholder change the fee structure relating to Charged Off Loans in a manner that would cause fees to be paid to Wilshire other than from recoveries on Charged Off Loans.

                  The Trustee shall track collections received by Wilshire on any Charged Off Loans based upon loan level data provided to the Trustee by Wilshire on each Servicer Data Remittance Date in a report in the form of Exhibit U hereto, identifying the Charged Off Loans as of the related Due Period that Wilshire will continue to service until the related Release Date using Wilshire Special Servicing. On each Distribution Date, the Trustee shall verify, based on the recovery and expense information provided by Wilshire on the related Servicer Data Remittance Date, (i) the aggregate amount of accrued and unpaid Servicing Fees to be paid to Wilshire and expenses to be reimbursed to Wilshire on such Charged Off Loans as of the related Due Period and (ii) the amount of Net Recoveries on such Charged Off Loans for such Distribution Date. The Trustee shall be entitled to rely, without independent verification, on the loan level data provided by Wilshire that identifies the recovery amounts and the outstanding and unpaid expenses on any Charged Off Loan in order to verify the amount in clause (ii) of the previous sentence. The Trustee will be responsible for independently verifying the aggregate amount of accrued and unpaid Servicing Fees described in clause (i) of the second preceding sentence to be paid to Wilshire.

                  (v) Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such

Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee with a written report of environmental inspection.

                  (vi) In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08 hereof. In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08 hereof, such Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement and the related Mortgage Loan will be transferred to Wilshire in accordance with paragraph (iv) above.

                  (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The related Servicer may rent such property, as the Servicer deems to be in the best interest of the Trustee and the Certificateholders for the period prior to the sale of such REO Property on such terms and conditions and for such periods as the Servicer deems to be in the best interest of the Trustee and the Certificateholders. The related Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing. Notwithstanding the previous sentence, with respect to any Ocwen Serviced Loan that becomes a Charged Off Loan and is transferred to Wilshire pursuant to Section 3.11(a)(iv)(A) above, Ocwen shall not file a Form 1099C or other tax report relating to the forgiveness of debt of the related Mortgagor.

                  To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above. Any costs incurred by a Servicer in maintaining such insurance shall be recoverable by the Servicer as a Servicing Advance out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds. Notwithstanding anything to the contrary in this paragraph, each Servicer shall be required to pay the costs of maintaining any insurance contemplated by this
Section 3.11(b) only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable.

                  (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The applicable Servicer shall be entitled to be reimbursed from the Collection Account, as a Servicing Advance, for any costs incurred in obtaining such Opinion of Counsel. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on the Mortgage Loan.

                  (d) The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

                  No Servicer shall acquire any Mortgaged Property on behalf of any REMIC created hereunder in connection with a default or imminent default on a Foreclosure Restricted Loan, if acquiring title to the Mortgaged Property underlying the loan would cause the adjusted basis, for federal income tax purposes, of these Mortgaged Properties owned by the related REMIC after foreclosure, along with any other assets owned by the related REMIC other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code, to exceed 0.75% of the adjusted basis of the assets of the related REMIC. If the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than "qualified mortgages" and "permitted investments" with the meaning of Section 860G of the Code, exceed 1.0% of the adjusted basis of the assets of the related REMIC immediately after the distribution of principal and interest on any Distribution Date, the applicable Servicer will dispose of enough of such Mortgaged Properties in foreclosure, for cash or otherwise, so that the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code, will be less than 1.0% of the adjusted basis of the assets of the related REMIC. Each Servicer will provide notice to the other Servicer of any Foreclosure Restricted Loan in order for the Servicers to make the determinations set forth in this clause (d).

                  (e) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

                  (f)      [reserved].

                  (g) The Majority in Interest Class X-2 Certificateholder, at its option, may (but is not obligated to) repurchase from the Trust Fund, (a) any related Mortgage Loan that is delinquent in payment by three or more Scheduled Payments or (b) any related Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, the Majority in Interest Class X-2 Certificateholder shall repurchase such Mortgage Loan with its own funds at a price equal to the Repurchase Price for such Mortgage Loan. The Majority in Interest Class X-2 Certificateholder may designate any servicer to service any such Mortgage Loan purchased from the Trust.

                  SECTION 3.12      Trustee to Cooperate; Release of Mortgage
                                    Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will immediately notify the Trustee (or the related Custodian, as the case may be) by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit M. Upon receipt of such request, the Trustee (or the related Custodian, as the case may be) shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Each Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor to the extent permitted by law and otherwise shall constitute a Servicing Advance. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee (or the related Custodian, as the case may be) of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee (or the related Custodian, as the case may be) when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the Trustee (or the related Custodian, as the case may be) a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

                  If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

                  SECTION 3.13 Documents, Records and Funds in Possession of a Servicer to be Held for the Trustee.

                  Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

                  SECTION 3.14      Servicing Fee.

                  As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the Collection Account or to retain from interest payments on the related Mortgage Loans the amount of its Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.05(b)(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the related Servicer or as otherwise provided in Section 3.08.

                  Additional servicing compensation in the form of Ancillary Income shall be retained by the related Servicer. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

                  SECTION 3.15      Access to Certain Documentation.

                  Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section shall limit the obligation of any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.15 shall require any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

                  SECTION 3.16      Annual Statement as to Compliance.

                  Each Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee on or before 120 days after the end of such Servicer's fiscal year, commencing after its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has materially fulfilled all its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such default.

                  SECTION 3.17 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

                  On or before 120 days after the end of each Servicer's fiscal year, commencing after its 2002 fiscal year, each Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to such Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans which such Servicer is servicing, including the related Mortgage Loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the related Servicer's expense, provided such statement is delivered by such Servicer to the Trustee.

                  SECTION 3.18 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                  Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans ("Servicer Employees"). The amount of coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the coverage maintained by the related Servicer in order to be acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. No provision of this
Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae. Upon the request of the Trustee, the related Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

                  SECTION 3.19      Duties of the Credit Risk Manager.

                  The Depositor appoints The Murrayhill Company as Credit Risk Manager. For and on behalf of the Depositor, and the Trustee, the Credit Risk Manager will provide reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans; provided, however, that in no event shall Washington Mutual be obligated or required to provide any such loan level information or any other data to the Credit Risk Manager under this Agreement. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Depositor shall terminate the Credit Risk Manager and cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit

Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Seller, the Servicers, the Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.19 shall not become effective until the appointment of a successor Credit Risk Manager.

                  SECTION 3.20 Limitation Upon Liability of the Credit Risk Manager.

                  Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under the Credit Risk Management Agreements or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Manager Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by any Servicer pursuant to the Credit Risk Management Agreements in the performance of its duties thereunder and hereunder.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

                  SECTION 4.01      Advances by the Servicers.

                  Each Servicer shall deposit in a Collection Account an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due but not received on the related Mortgage Loans during the applicable Due Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances in accordance with this Section 4.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate). Each Servicer's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated; provided however, that such obligation with respect to any related Mortgage Loan shall cease if such Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances; provided that the related Servicer will be required to make Advances until the earlier of (i) the time at which the related Mortgage Loan becomes 120 days delinquent or (ii) the time at which the related Servicer determines that such Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that such Servicer determines that any such Advances are Nonrecoverable Advances, such Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

                  If an Advance is required to be made hereunder, the related Servicer shall on the second Business Day immediately preceding the Distribution Date immediately following the related Determination Date either (i) deposit in the related Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the related Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the related Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due. The related Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08.

                  SECTION 4.02      Priorities of Distribution.

                  (a) On each Distribution Date, prior to making distributions to the holders of the Certificates, the Trustee first, shall pay itself the Trustee's Fee for such Distribution Date, and second, shall pay the Credit Risk Manager the Credit Risk Manager Fee.

                  (b) With respect to the Available Funds, on each Distribution Date, the Trustee shall withdraw such Available Funds from the Certificate Account and based on the information provided to it by the Servicers, apply such funds to distributions on the Certificates in the following order and priority and, in each case, to the extent of such Available Funds remaining:

                  (i) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

                  A.       to FSA, the FSA Premium for such Distribution Date;

                  B. to the Senior Certificates, pro rata, Current Interest and any Carryforward Interest, as applicable, for each such Class and such Distribution Date;

                  C.       to FSA, any FSA Reimbursement Amount;

                  D. to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

                  E. concurrently, to the Class M-2A Certificates and Class M-2B Certificates, pro rata, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

                  F. to the Class B Certificates Current Interest and any Carryforward Interest for such Class and such Distribution Date;

                  G. On the Distribution Dates occurring in October 2002, November 2002 and December 2002, to the Depositor an amount equal to the amount received during the related Due Period which constitutes Subsequent Mortgage Loan Interest.

                  H. for application as part of Monthly Excess Cashflow for such Distribution Date as provided in clause (iv) of this Section 4.02(b), any Interest Remittance Amount remaining after application pursuant to clauses A. through G. above.

                  (ii) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

                  A. commencing on the Distribution Date in January 2008, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero;

                  B. first to the Class A-R Certificates, until the Class Principal Balance thereof is reduced to zero, and then sequentially to the Class A-1, Class A-2 and

                           Class A-3 Certificates, in each case until the Class Principal Balance thereof is reduced to zero;

                  C. to FSA, any FSA Reimbursement Amount, to the extent not otherwise paid pursuant to Section 4.02(b)(i);

                  D. to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

                  E. to the Class M-2A Certificates and Class M-2B Certificates, concurrently, on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero;

                  F. to the Class B Certificates, until the Class Principal Balance of such Class has been reduced to zero;

                  G. for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in clause
                           (iv) of this Section 4.02(b), any Principal Payment Amount remaining after application pursuant to clauses A. through F. above.

                  (iii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

                  A. commencing on the Distribution Date in January 2008 or thereafter, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero;

                  B. to the Class A-1, Class A-2 and Class A-3 Certificates, the Senior Principal Payment Amount for such Distribution Date, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in each case until the Class Principal Balance thereof has been reduced to zero;

                  C. to FSA, any FSA Reimbursement Amount, to the extent not otherwise paid pursuant to Section 4.02(b)(i) or
                           (ii);

                  D. to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

                  E. to the Class M-2A Certificates and Class M-2B Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero;

                  F. to the Class B Certificates, the Class B Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

                  G. for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in clause
                           (iv) of this Section 4.02(b), any Principal Payment Amount remaining after application pursuant to clauses A. through F. above.

                  (iv) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

                  A.       (I)      except for the first Distribution Date,
                                    until the Overcollateralization Amount
                                    equals the Targeted Overcollateralization
                                    Amount for such date, on each Distribution
                                    Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess
                                    Interest for such Distribution Date, to fund any principal distributions to the Class
                                    A-1, Class A-2, Class A-3, Class A-R, Class
                                    P, Class M-1, Class M-2A, Class M-2B and
                                    Class B Certificates required to be made on such Distribution Date set forth above in clause (ii) above, after giving effect to the distribution of the Principal Payment
                                    Amount for such Distribution Date, in
                                    accordance with the priorities set forth therein.

                           (II) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal distributions to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 and Class B Certificates required to be made on such Distribution Date set forth above in clause (iii) above, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

                  B. to FSA, any FSA Reimbursement Amount, to the extent not otherwise paid pursuant to Section 4.02(b)(i),
                           (ii) or (iii);

                  C. to the Class M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;

                  D. concurrently, to the Class M-2A Certificates and Class M-2B Certificates on a pro rata basis, based on their respective Class Principal Balances, any Deferred Amount for each such Class, with interest thereon at the Pass- Through Rate for each such Class;

                  E. to the Class B Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;

                  F. from amounts otherwise distributable to the Class X-1 Certificate, to the Class A-1 Certificates, based on the amount of Basis Risk Shortfalls due, any applicable Basis Risk Shortfall for such Class;

                  G. from amounts otherwise distributable to the Class X-1 Certificate, to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such Class;

                  H. from amounts otherwise distributable to the Class X-1 Certificate, concurrently to the Class M-2A Certificates and Class M-2B Certificates, based on their respective amounts of Basis Risk Shortfall due, any applicable Basis Risk Shortfall for such Class;

                  I. from amounts otherwise distributable to the Class X-1 Certificate, to the Class B Certificates, based on the amount of Basis Risk Shortfall due, any applicable Basis Risk Shortfall for such Class;

                  J. from amounts otherwise distributable to the Class X-1 Certificate, to the Reserve Fund, the Required Reserve Fund Deposit;

                  K. to the Class X-1 Certificate, the Class X-1 Distributable Amount for such Distribution Date reduced by amounts distributed pursuant to clause G of Section 4.02(b)(i) and clauses F through I of
                           Section 4.02(b)(iv) for such Distribution Date, together with any amounts withdrawn from the Reserve Fund for distribution to such Class X-1 Certificate pursuant to Sections 4.08(b) and (e) and the amount of any Overcollateralization Release Amount for such Distribution Date; and

                  L.       to the Class A-R Certificate, any remaining amount.

                  (v) On each Distribution Date, the Trustee shall distribute to the Holder of the Class P Certificate, the aggregate of all Prepayment Penalties collected during the preceding Prepayment Period.

                  (vi) On the first Distribution Date only, the Trustee shall distribute the Monthly Excess Cashflow for such date to the Class X-1 Certificate.

                  (c) On each Distribution Date, the Trustee shall distribute to the Class A-1 Certificates and Class A-3 Certificates any Insured Payments received from FSA to make Guaranteed Distributions on such Certificates.

                  SECTION 4.03      [Reserved]

                  SECTION 4.04      [Reserved]

                  SECTION 4.05      Allocation of Realized Losses.

                  On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date. The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero. Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

                  All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC 1 Regular Interests: first, to REMIC 1 Regular Interest LT-1 until the Uncertificated Principal Balance thereof has been reduced to zero, then to REMIC 1 Regular Interests LT-1PF until the Uncertificated Principal Balance thereof have been reduced to zero; provided, however, that with respect to the first three Distribution Dates, Realized Losses relating to the Initial Mortgage Loans shall be allocated to the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT-1PF) in the order and priority described above and Realized Losses relating to the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT-1PF until the Uncertificated Principal Balance thereof have been reduced to zero. All Realized Losses on the REMIC 1 Regular Interests LT- and LT-1PF shall be deemed to have been allocated to the following REMIC 2 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interests MT-AA and MT-ZZ up to an aggregate amount equal to the excess of (a) the REMIC 2 Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for such Distribution Date, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC 2 Regular Interests MT-AA and MT-ZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-B and REMIC 2 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-M2B and REMIC 2 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M2B has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-M2A and REMIC 2 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M2A has been reduced to zero; and sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-M1 and REMIC 2 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M1 has been reduced to zero.

                  SECTION 4.06      Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Trustee shall prepare, and make available on the website maintained by the Trustee at http://www.jpmorgan.com/absmbs, a statement setting forth with respect to the related distribution, the items listed on Exhibit V.

                  Assistance in using the website can be obtained by calling the Trustee's customer service desk at 877-722-1095. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by written notice to the Trustee at its Corporate Trust Office. The Trustee's responsibility for disbursing the above information to the Certificateholders for each Certificate Group is limited to the availability, timeliness and accuracy of the information derived from the Servicers. The foregoing information shall be reported to the Trustee each month on or before the Servicer Data Remittance Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in, items (i)(c), (i)(d), (i)(g), (i)(j), (i)(k),
(ii)(c), (ii)(d), (ii)(g), (ii)(i), (v)(d), (v)(e) and (v)(s) of Exhibit V
aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

                  SECTION 4.07 Distributions on the REMIC 1 Regular Interests and REMIC 2 Regular Interests.

                  I. Distributions on the REMIC 1 Regular Interests.

                  (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-R Certificates (in respect of the Class R-1 Interest), as the case may be:

to the Holders of REMIC 1 Regular Interests LT-P and LT-R, in an amount equal to
(x) the related Uncertificated Accrued Interest for such Distribution Date, plus
(y) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of Uncertificated REMIC 1 Regular Interests LT-1 and LT-1PF an amount equal to (x) the related Uncertificated Accrued Interest for such Distribution Date, plus (y) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (i) to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT-R, an amount equal to the amount of principal distributed to the holder of the Corresponding Uncertificated Interest on such Distribution Date pursuant to Section 4.08(a)(ii)(a);

                           (b) to the Holders of REMIC 1 Regular Interest LT-P, an amount equal to the amount distributed to the holder of the Corresponding Uncertificated Interest on such Distribution Date pursuant to Section 4.08(a)(ii)(b);

                           (c) to the Holders of REMIC 1 Regular Interest LT-1, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest LT-1 is reduced to zero;

                           (d) to the Holders of REMIC 1 Regular Interest LT-1PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-1PF is reduced to zero; and

                           (ii) any remaining amount to the Holders of the Class R-1 Interest;

provided, however, that for the first three Distribution Dates, such amounts relating to the Initial Mortgage Loans shall be allocated to the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT-1PF) in the order and priority described above and such amounts relating to the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT-1PF.

                           II. Distributions on the REMIC 2 Regular Interests.

                  (b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (i) first, to the extent of the sum of Available Funds for such Distribution Date, to Holders of REMIC 2 Regular Interests MT-AA, MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT- M2B, MT-B, MT-ZZ, MT-P and MT-R, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest MT-ZZ shall be reduced when the REMIC 2 Overcollateralization Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC 2 Regular Interest MT-ZZ Maximum Interest Deferral Amount;

                  (ii) second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 2 Regular Interest MT-R,
                  an amount equal to the amount of principal distributed to the holder of the Corresponding Certificate on such Distribution Date pursuant to Section 4.02;

                           (b) to the Holders of REMIC 2 Regular Interest MT-P,
                  an amount equal to the sum of (i) the amount of principal distributed to the holder of the Corresponding Certificate on such Distribution Date pursuant to Section 4.02(b)(ii)A. and
                  (ii) the amount distributed to the holder of the Corresponding Certificate on such Distribution Date pursuant to Section 4.02(b)(v).

                  (iii) third, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

                  (a) with respect to the Holders of REMIC 2 Regular Interest MT-AA, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero;

                  (b) with respect to the Holders of REMIC 2 Regular Interest MT-A1, MT-A2, MT-A3, MT-M1, MT-M2A, MT-M2B and MT-B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero;

                  (c) to the Holders of REMIC 2 Regular Interest MT-ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

                  (d) any remaining amount to the Holders of the Class A-R Certificates (in respect of the Class R-2 Interest);

provided, however, 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 2 Regular Interest MT- AA and REMIC 2 Regular Interest MT-ZZ, respectively.

                  SECTION 4.08      Reserve Fund.

                  (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates, the Reserve Fund. The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

                  (b) On the Closing Date, $5,000 will be deposited by the Depositor into the Reserve Fund. On each Distribution Date, the Trustee shall transfer from the Certificate Account to the Reserve Fund pursuant to Section 4.02(b)(iv)(J)., the Required Reserve Fund Deposit. Amounts on deposit in the Reserve Fund may be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Class A-1, Class M-1, Class M- 2A, Class M-2B and Class B Certificates pursuant to Sections 4.02(b)(iv) F. through I. to the extent Monthly Excess Cashflow on such date is insufficient to make such payments. Any such distributions shall be treated for federal tax purposes as amounts distributed by REMIC 3 to the Class X-1 Certificateholders. On any Distribution Date, any amounts on deposit in the Reserve Fund in excess of the Required Reserve Fund Amount shall be distributed to the Class X-1 Certificateholder pursuant to Section 4.02(b)(iv)K.

                  (c) Amounts distributed pursuant to clauses F through I of
Section 4.02(b)(iv) for such Distribution Date shall be treated for federal income tax purposes as amounts distributed by REMIC 3 to the Class X-1 Certificateholders.

                  (d) Funds in the Reserve Fund may be invested in Eligible Investments by the Trustee at the direction of the Majority in Interest Holder of the Class X-1 Certificate. Any net investment earnings on such amounts shall be payable to the Holder of the Class X-1 Certificate. Amounts held in the Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of REMIC 1, REMIC 2 or REMIC 3, until released from the Reserve Fund pursuant to this Section 4.08. The Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and is not an asset of REMIC 1, REMIC 2 or REMIC 3. For all federal tax purposes, amounts transferred by the REMIC 1, REMIC 2 or REMIC 3 to the Reserve Fund shall be treated as amounts distributed by REMIC 1, REMIC 2 or REMIC 3 to the Class X-1 Certificateholders. The Class X-1 Certificate shall evidence ownership of the Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Reserve Fund shall be invested by the Trustee in the JPMorgan Prime Money Market Fund. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.08(d) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Reserve Fund shall be distributed to the Holder of the Class X-1 Certificate in the same manner as if distributed pursuant to Section 4.02(b)(iv)K. hereof.

                  (e) On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates equals zero, any amounts on deposit in the Reserve Fund not payable on the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificates shall be distributed to the Holder of the Class X-1 Certificate in the same manner as if distributed pursuant to Section 4.02(b)(iv)K. hereof.

                  SECTION 4.09      Prepayment Penalties.

                  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Mortgage Loan, the related Servicer may not waive any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the related Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. For the avoidance of doubt, the related Servicer may waive a Prepayment Penalty in connection with a short sale or short payoff on a defaulted Mortgage Loan. If the related Servicer has waived all or a portion of a

Prepayment Penalty relating to a Principal Prepayment, other than as provided above, the related Servicer shall deliver to the Trustee no later than the Business Day immediately preceding the next Distribution Date, for deposit into the Certificate Account the amount of such Prepayment Penalty (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement; provided, however, the related Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Penalty under this
Section 4.09 if such Servicer did not have a copy of the related Mortgage Note, such Servicer requested via email a copy of the same from the Trustee and the Trustee failed to provide such a copy within two (2) Business Days of receipt of such request. If the related Servicer has waived all or a portion of a Prepayment Penalty for any reason, it shall promptly notify the Trustee thereof and shall include such information in any monthly reports it provides the Trustee.

                  SECTION 4.10      Policy Matters.

                  (a) As soon as possible, and in no event later than 11:00 a.m., New York time, on the third Business Day immediately preceding each Distribution Date, based solely on the information provided to the Trustee by the Servicers on or before the related Determination Date, the Trustee shall determine the amount of funds available for such Distribution Date minus the amount of any FSA Premium, the Credit Risk Manager Fee and any Trustee Fee to be paid on such Distribution Date.

                  If for any Distribution Date the Trustee determines that the funds available for distribution to the Holders of the Insured Certificates pursuant to Section 4.02 will be insufficient to pay the Guaranteed Distribution, the Trustee shall determine the amount of any such deficiency and shall complete a notice of the amount of such deficiency in the form set forth as Exhibit A to the FSA Policy (the "Notice") and shall submit such Notice to the FSA and Fiscal Agent (as defined in the FSA Policy) no later than 12:00 noon, New York time, on the third Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the FSA Policy. Upon receipt of the Insured Payment, on behalf of the Holders of the Insured Certificates, the Trustee shall deposit such Insured Payment in the FSA Account and shall distribute such Insured Payment only in accordance with
Section 4.02.

                  The Trustee shall receive as attorney-in-fact of each Holder of an Insured Certificate any Insured Payment from FSA and disburse the same to each Holder of an Insured Certificate, in accordance with the provisions of
Section 4.02. Insured Payments disbursed by the Trustee from proceeds of the FSA Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Insured Certificates, and FSA shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of the Holders of such Certificates and shall be entitled to receive the FSA Reimbursement Amount pursuant to Section 4.02. The Trustee hereby agrees, and each Holder of an Insured Certificate by its acceptance of an Insured Certificate is deemed to agree, in each case for the benefit of FSA, that it and they recognize that to the extent that FSA makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Insured Certificateholders, FSA will be entitled to receive the FSA Reimbursement Amount pursuant to Section 4.02.

                  It is understood and agreed that the intention of the parties is that FSA shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such

Distribution Date the Holders of the Insured Certificates, shall also have received the full amount of the Guaranteed Distributions for such Distribution Date.

                  (b) In the event the Trustee receives a certified copy of an order of the appropriate court that any payment of principal or interest on an Insured Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall (i) promptly notify FSA and the Fiscal Agent (as defined in the FSA Policy), if any, and (ii) comply with the provisions of the FSA Policy to obtain payment by FSA of such voided payment. In addition, the Trustee shall mail notice to all Holders of the Insured Certificates so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the FSA Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to FSA and the Fiscal Agent (as defined in the FSA Policy), if any, its records listing the payments on the affected Insured Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

                  (c) At the time of the execution and delivery of this Agreement, the Trustee shall establish separate special purpose trust accounts in the name of the Trustee for the benefit of Holders of the Insured Certificates referred to herein as the "FSA Accounts" and over which the Trustee shall have exclusive control and sole right of withdrawal. The FSA Accounts shall be Eligible Accounts. The Trustee shall deposit any Insured Payment made under the FSA Policy in the applicable FSA Account and thereafter into the Certificate Account for distribution of such amount only for purposes of payment to Holders of the Insured Certificates of Guaranteed Distributions for the Insured Certificates for which a claim was made and such amount may not be applied to satisfy any other liability or any cost or expense of the Trustee or the Trust. Insured Payments made under the FSA Policy shall be disbursed by the Trustee to Holders of the Insured Certificates in the same manner as distributions on the Holders of the Insured Certificates are made under Section
4.02. It shall not be necessary for such distributions to be made by checks or wire transfers separate from the check or wire transfer used to pay Guaranteed Distributions with other funds available to make such distributions. However, the amount of any Insured Payments made on the Insured Certificates to be paid from funds transferred from the applicable FSA Account shall be noted in the Certificate Register and in the statements to be furnished to Holders of the Certificates pursuant to Section 4.06 hereof. Funds held in the FSA Accounts shall not be invested by the Trustee.

                  (d) On any Distribution Date with respect to which a claim has been made under the FSA Policy, the amount of any Insured Payment received by the Trustee as a result of any claim under the FSA Policy and which is required to make distributions on the Insured Certificates equal to Guaranteed Distributions on the Insured Certificates, on such Distribution Date, shall be withdrawn from the related FSA Account, deposited into the Certificate Account and applied directly by the Trustee, together with all other funds to be withdrawn from the Certificate Account, to the payment in full of Guaranteed Distributions on the Insured Certificates. Any funds remaining in each FSA Account on the first Business Day following a Distribution Date shall be remitted in immediately available funds to FSA, pursuant to the instructions of FSA, by the end of such Business Day. FSA shall have the right to inspect such records at reasonable times during normal business hours upon reasonable prior written notice to the Trustee.

                  (e) The Trustee shall promptly notify FSA of either of the following as to which a Responsible Officer of the Trustee has actual knowledge:
(A) the commencement of any proceeding by or against the Depositor commenced under the Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Insured Certificates. Each Holder of Insured Certificates, by its purchase of Insured Certificates, the Seller, the Servicers and the Trustee hereby agree that FSA (so long as there is no continuing Financial Security Default) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, FSA shall be subrogated to the rights of the Trustee and each Holder of an Insured Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  (f) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by FSA and deposited into the FSA Account and (ii) the allocation of such funds to payments of interest and principal in respect of any Insured Certificates. FSA shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

                  (g) The Trustee acknowledges, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of FSA or the Trustee, to the extent FSA makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, FSA will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund. The Holders of the Insured Certificates, by acceptance of the Insured Certificates, assign their rights as Holders of the Insured Certificates to the extent of FSA's interest with respect to amounts paid under the FSA Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining FSA's rights, as applicable, as subrogee for payments distributable pursuant to Section 4.02, any payment with respect to principal of or interest on any of the Insured Certificates which is made with moneys received pursuant to the terms of the FSA Policy shall not be considered payment of such Insured Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates except to the extent such payment has been reimbursed to FSA pursuant to the terms hereof.

                  (h) The Trustee and the Servicers shall cooperate in all respects with any reasonable request by FSA for action to preserve or enforce FSA's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                  (i) For so long as there is no continuing Financial Security Default, each Holder of an Insured Certificate agrees that FSA shall be treated by the Depositor, the Seller, each Servicer and the Trustee as if FSA were the holder of all of the Insured Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Insured Certificateholders hereunder and the Holders of the Insured Certificates shall only exercise such rights with the prior written consent of FSA.

                  (j) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Trustee, the Rating Agencies or the Insured Certificateholders (including without limitation the reports prepared pursuant to Sections 3.16 and 3.17) shall also be sent at such time to FSA at Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022,
Attn: Transaction Oversight.

                  (k) Upon a Responsible Officer of the Trustee or the Trustee becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify FSA of such Event of Default.

                  (l) Each Servicer shall designate at least one FSA Contact Person who shall be available to FSA to provide reasonable access to information regarding the Mortgage Loans. The initial FSA Contact Persons are the Servicing Officers.

                  (m) The Trustee shall surrender the FSA Policy to FSA for cancellation upon the reduction of the Class Principal Balance of the Insured Certificates to zero.

                  (n) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the FSA Policy.

                  FSA shall be an express third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01      The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

                  Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate,
(B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates made in violation of applicable restrictions.

                  SECTION 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the "Transferor Certificate") and
(i) deliver a letter in substantially the form of either (A) Exhibit K (the "Investment Letter") provided that all of the Class X Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, or (B) Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicers shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, as applicable), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA- Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicers, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

                  (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the

Definitive Certificates. None of the Sellers, the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

                  SECTION 5.03      Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04      Persons Deemed Owners.

                  The Servicers, the Trustee and any agent of the Servicers or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee or any agent of the Servicers or the Trustee shall be affected by any notice to the contrary.

                  SECTION 5.05 Access to List of Certificateholders' Names and Addresses.

                  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicers or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  SECTION 5.06      Maintenance of Office or Agency.

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York, New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                   THE DEPOSITOR, THE SELLER AND THE SERVICERS

                  SECTION 6.01 Respective Liabilities of the Depositor, the Sellers and the Servicers.

                  The Depositor, the Seller and each Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

                  SECTION 6.02 Merger or Consolidation of the Depositor, the Seller or a Servicer.

                  The Depositor, the Seller and each Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof or as a federally chartered savings bank organized under the laws of the United States and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement. Notwithstanding the foregoing, the Seller or a Servicer may be merged or consolidated into another Person in accordance with the following paragraph.

                  Any Person into which the Depositor, the Seller or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller or a Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller or a Servicer, shall be the successor of the Depositor, the Seller or a Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of a Servicer shall be an institution which is a Fannie Mae or Freddie Mac approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee a letter from each of the Rating Agencies, to the effect that such merger, conversion or consolidation of a Servicer will not result in a disqualification, withdrawal or downgrade of the then current rating of any of the Certificates.

                  SECTION 6.03 Limitation on Liability of the Depositor, the Seller, the Servicers and Others.

                  None of the Depositor, the Seller, any Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller or any Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, any Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, any Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, each Servicer and any director, officer, employee or agent of the Depositor, the Seller or a Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Trustee, each Servicer and any director, officer, employee or agent of the Depositor, the Seller, the Trustee, or the related Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or any Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and each Servicer shall be entitled to be reimbursed therefor out of the Collection Account. Each Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive the resignation or termination of such Servicer as set forth herein.

                  SECTION 6.04      Limitation on Resignation of a Servicer.

                  (a) Subject to Section 6.04(b) below, a Servicer shall not resign from the obligations and duties hereby imposed on it except (a)(i) upon appointment, pursuant to the provisions of Section 7.02, of a successor servicer which (x) has a net worth of not less than $10,000,000 and (y) is a Fannie Mae or Freddie Mac approved company in good standing, (ii) receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then current rating of any of the Certificates and (iii) receipt by FSA of oral confirmation from each Rating Agency that the rating assigned to any of the Certificates is given without regard to the FSA Policy, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's responsibilities, duties, liabilities and obligations hereunder and the requirements of Section 7.02 have been satisfied.

                  (b) Notwithstanding the foregoing, the Seller, so long as it is the owner of the servicing rights, or any subsequent owner of such servicing rights so long as it is the owner of such servicing rights, shall be entitled to require that either or both of Wilshire and Ocwen resign and appoint a successor servicer with respect to the Wilshire Serviced Loans or Ocwen Serviced Loans, as applicable; provided that such entity delivers to the Trustee the letter required by Section 6.04(a)(ii) above.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01      Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by a Servicer to make any deposit or payment required pursuant to this Agreement which continues unremedied for a period of one Business Day (or, in the case of any such failure to make any deposit or payment due to any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or act of god, for a period of three Business Days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, which failure or breach (a) materially affects the rights of the Certificateholders or the Certificate Insurer and (b) continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) if a representation or warranty set forth in Section 2.03(b), (c) or (d), as applicable, hereof shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders or the Certificate Insurer, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured, within 30 days (or, if such breach is not capable of being cured within 30 days and provided that the related Servicer believes in good faith that such breach can be cured and is diligently pursuing the cure thereof, within 90 days) after the date on which written notice thereof shall have been given to the related Servicer by the Trustee for the benefit of the Certificateholders or by the Depositor; or

                  (iv) failure by a Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located; or

                  (v) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding- up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (vi) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

                  (vii) any failure of a Servicer to make any Advance, to the extent required under Section 4.01 in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trustee, which failure continues unremedied after the close of business on the Business Day immediately preceding the related Distribution Date; or

                  (viii) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days.

                  Other than an Event of Default resulting from a failure of a Servicer to make any Advance, if an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder and its rights to reimbursement for Advances or other advances previously made pursuant to this Agreement. If an Event of Default results from the failure of a Servicer to make an Advance, the Trustee shall prior to the Distribution Date occurring in the succeeding calendar month, by notice in writing to such Servicer and the Depositor (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement prior to the Distribution Date occurring in the succeeding calendar month and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

                  Upon receipt by a Servicer of such written notice of termination, all authority and power of such Servicer under this Agreement, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee. Upon written request from the Trustee, such Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor's possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents, at such Servicer's sole expense. Each Servicer shall cooperate with the Trustee and such successor in effecting the termination of such Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to the Collection Account or Escrow Account or thereafter received with respect to the related Mortgage Loans. The Trustee shall thereupon make any Advance. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

                  SECTION 7.02      Trustee to Act; Appointment of Successor.

                  On and after the time a Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement or the resignation of such Servicer pursuant to Section 6.04, the Trustee shall, subject to and to the extent provided herein, be the successor to such Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the related Mortgage Loans that such Servicer would have been entitled to charge to the Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.08 to the extent that such payment or reimbursement relates to the period prior to termination of such Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to a Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to
4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to a Servicer shall be an institution which is a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, which has a net worth of at least $10,000,000, which is willing to service the related Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of such Servicer under Section 6.03 hereof incurred prior to termination of such Servicer under Section
7.01 hereunder), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or downgraded as a result of such assignment and delegation. Pending appointment of a successor to such Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of such Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  In connection with the termination or resignation of any Servicer hereunder, either (i) the successor servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection.

                  Any successor to a Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.

                  SECTION 7.03      Notification to Certificateholders.

                  (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01      Duties of the Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

                  SECTION 8.02      Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

                  (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys;

                  (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                  (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

                  SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, or of MERS or the MERS(R) System, other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or a Servicer of any funds paid to the Depositor or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or a Servicer.

                  SECTION 8.04      Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, any Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

                  SECTION 8.05      Trustee's Fees and Expenses.

                  The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and the Servicers, to the extent such indemnity related to the failure of the related Servicer to perform its servicing obligations in accordance with this Agreement, and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Custodial Agreement, (c) the Certificates, (d) the FSA Policy, or (e) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and
(ii) resulting from any error in any tax or information return prepared by the related Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and
(C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar or Tax Matters Person hereunder or for any other expenses.

                  SECTION 8.06 Eligibility Requirements for the Trustee and Custodian.

                  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or a Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or a Servicer other than the Trustee in its role as successor to a Servicer.

                  SECTION 8.07      Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, each Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section
8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and the Seller and one copy to the successor trustee.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. All costs and expenses incurred by the Trustee in connection with the removal of the Trustee without cause shall be reimbursed to the Trustee from amounts on deposit in the Collection Account.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08      Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and each Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, each Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

                  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09      Merger or Consolidation of the Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10      Appointment of Co-Trustee or Separate
                                    Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, each Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as each Servicer and the Trustee may consider necessary or desirable. If a Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this
         Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11      Tax Matters.

                  It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to each such segregated pool of assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the Trust Fund Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of REMIC 1,REMIC 2 and REMIC 3 containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that the assets of each of REMIC 1, REMIC 2 and REMIC 3 be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non- Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 as a REMIC under the REMIC Provisions;
(g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC 1, REMIC 2 or REMIC 3; (h) pay, from the sources specified in the fourth paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the Trust Fund prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the Trust Fund, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of the Trust Fund in relation to any tax matter or controversy involving it.

                  To the extent that they are under its control, each Servicer shall conduct matters relating to the assets of each REMIC at all times that any Certificates are outstanding so as to maintain the status of REMIC 1,REMIC 2 and REMIC 3 as a REMIC under the REMIC Provisions. No Servicer shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC 1, REMIC 2 or REMIC 3.

                  In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the related Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by such Servicer or the Seller of any of their obligations under this Agreement or (iii) the

Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the related Servicer or Seller fails to honor its obligations under the preceding clauses (i), (ii) or
(iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02.

                  The Trustee shall treat the Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class X-1 Certificateholder and that is not an asset of the REMICs. The Trustee shall treat the rights of the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificateholders to receive payments from the Reserve Fund as rights in an interest rate cap contract written by the Class X-1 Certificateholder in favor of the Class A-1, Class M-1, Class M-2A, Class M-2B and Class B Certificateholders. Thus, each Certificate other than the Class X-1 Certificates shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue price of the REMIC Regular interests, the Trustee shall assume that the interest rate cap contract has a value of $5,000.

                  Neither a Servicer nor the Trustee shall enter into any arrangement by which any of REMIC 1, REMIC 2 or REMIC 3 will receive a fee or other compensation for services nor permit any of REMIC 1, REMIC 2 or REMIC 3 to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 8.12      Periodic Filings.

                  The Trustee shall, on behalf of the Trust Fund, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. In connection with the preparation and filing of such periodic reports, the Depositor and each Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. This Section 8.12 may be amended at any time by the Depositor, each Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders and with the prior written consent of FSA if such amendment adversely affects in any respect the rights or interests of FSA or of the Insured Certificates (without regard to the FSA Policy).

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans.

                  Subject to Section 9.03, the rights, obligations and responsibilities of the Depositor, the Seller, the Servicers and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Optional Termination Holder of all Mortgage Loans (and REO Properties) remaining at the price equal to the sum of (A) 100% of the Aggregate Collateral Balance plus one month's accrued interest thereon at the applicable Mortgage Rate, (B) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (C) any unreimbursed Servicing Advances and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of any such repurchase, aggregating less than ten percent of the Aggregate Collateral Balance as of the Cut-off Date.

                  SECTION 9.02      Final Distribution on the Certificates.

                  If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder. If the Optional Termination Holder above elects to terminate the Trust Fund pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders such Person shall notify the Servicers and the Trustee of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

                  Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders shall surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in
Section 4.02, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Collection Accounts (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee shall be discharged from all further liability with respect to the Certificates and this Agreement.

                  SECTION 9.03      Additional Termination Requirements.

                  (a) In the event that the Optional Termination Holder exercises its purchase option with respect to the Mortgage Loans as provided in
Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in Section 860F of the Code, or (ii) cause REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (1)      Within 90 days prior to the final
                                    Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee, at the expense of the Depositor, shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee, the Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

                           (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

                                            On the date specified for final
                                    payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to each Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and any REMIC) shall terminate at that time.

                  (b) The Trustee as agent for REMIC 1, REMIC 2 and REMIC 3 hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                  (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.01     Amendment.

                  This Agreement may be amended from time to time by the Depositor, each Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or any Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Seller and the Servicers also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of REMIC 1, REMIC 2 or REMIC 3 as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

                  Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of FSA if such amendment adversely affects in any respect the rights or interests of FSA or of the Insured Certificates (without regard to the FSA Policy).

                  This Agreement may also be amended from time to time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class,

Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party preparing such amendment, to the effect that such amendment will not cause the imposition of any federal tax on the Trust Fund or the Certificateholders or cause REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder if the consent of Certificateholders was required and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

                  SECTION 10.02     Recordation of Agreement; Counterparts.

                  This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 10.03     Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 10.04     [Reserved]

                  SECTION 10.05     Notices.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of any Servicer or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

                  (v) The final payment to Certificateholders.

                  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following to the extent such items are in its possession:

                  (i) Each report to Certificateholders described in Section
4.06 and 3.19;

                  (ii) Each annual statement as to compliance described in
Section 3.16;

                  (iii) Each annual independent public accountants' servicing report described in Section 3.17; and

                  (iv) Any notice of a purchase of a Mortgage Loan pursuant to
Section 2.02, 2.03 or 3.11.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor and the Seller, Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Helaine Hebble (with a copy to Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Office of the General Counsel), (b) in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicers, (c) in the case of Wilshire, 1776 SW Madison, Portland, Oregon 97205 Attention: Jay Memmott, with a copy to Stoel Rives LLP, 900 SW Fifth, Portland, Oregon 97204 Attention: Gary Barnum or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by the Servicer,
(d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (e) in the case of Ocwen, Ocwen Federal Bank FSB, 1675 Palm Beach Lakes Blvd., West Palm Beach, FL 33401, Attention: Secretary and (f) in the case of Washington Mutual, Washington Mutual Bank, FA, 19850 Plummer Street (Mail Stop N070205), Chatsworth, California 91311, Attention: Vice President of Investor Reporting. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

                  SECTION 10.06     Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 10.07     Assignment.

                  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee and Depositor; provided, however, that neither the Depositor nor the Trustee shall consent to any such assignment unless each Rating Agency has confirmed in writing that such assignment will not cause a reduction or withdrawal of the ratings then assigned by it to any Class of Certificates.

                  SECTION 10.08     Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 10.09     Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                  IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE
                                        SECURITIES CORP.,
                                        as Depositor

                                        By:    /s/ Helaine Hebble
                                        Name:  Helaine Hebble
                                        Title: Senior Vice President

                                        JPMORGAN CHASE BANK,
                                        as Trustee

                                        By:    /s/ Thomas Britt
                                        Name:  Thomas Britt
                                        Title: Trust Officer

                                        DLJ MORTGAGE CAPITAL, INC.,
                                        as Seller

                                        By:      /s/ Peter Principato
                                        Name:    Peter Principato
                                        Title:   Vice President

                                        WILSHIRE CREDIT CORPORATION,
                                        as a Servicer

                                        By:      /s/ Bradley Newman
                                        Name:    Bradley Newman
                                        Title:   Senior Vice President

                                        OCWEN FEDERAL BANK FSB,
                                        as a Servicer

                                        By:      /s/ Richard Delgado
                                        Name:    Richard Delgado
                                        Title:   Vice President

                                        WASHINGTON MUTUAL BANK, FA,
                                        as a Servicer

                                        By:      /s/ Marangal Domingo
                                        Name:    Marangal Domingo
                                        Title:   Senior Vice President

                          [NOTARY PAGES TO BE ATTACHED]

                                    EXHIBIT A

                          [FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.]

Certificate No. [____]                                    [____]% Interest Rate

Cut-off Date:                                             Initial Certificate Balance of this Certificate
September 1, 2002                                         ("Denomination"):
                                                          $[_________________]

First Distribution Date:                                  Initial [Certificate Balances] of all Certificates of
October 25, 2002                                          this Class:
                                                          $[_________________]

Maturity Date:                                            CUSIP: [_________________]
[______________]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        Home Equity Mortgage Trust 2002-3
          Home Equity Mortgage Pass-Through Certificates, Series 2002-3
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 26, 2002

                                               JPMORGAN CHASE BANK,
                                               as Trustee


                                               By_______________________________

Countersigned:


By______________________________________
         Authorized Signatory of
         JPMORGAN CHASE BANK,
         as Trustee

                                    EXHIBIT B

                        [FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OFFICER'S CERTIFICATE OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.]

Certificate No. [____]                                    [____]% Interest Rate

Cut-off Date:                                             Initial Certificate Balance of this Certificate
September 1, 2002                                         ("Denomination"):
                                                          $[_________________]

First Distribution Date:                                  Initial [Certificate Balances] of all Certificates of
October 25, 2002                                          this Class:
                                                          $[_________________]

Maturity Date:                                            CUSIP: [_________________]
[______________]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        Home Equity Mortgage Trust 2002-3
          Home Equity Mortgage Pass-Through Certificates, Series 2002-3
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         [No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund,
(ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or
(iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.]

         [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicers or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 26, 2002

                                               JPMORGAN CHASE BANK,
                                               as Trustee


                                               By______________________________

Countersigned:


By______________________________________
         Authorized Signatory of
         JPMORGAN CHASE BANK,
         as Trustee

                                    EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No. [____]                                    [____]% Interest Rate

Cut-off Date:                                             Initial Certificate Balance of this Certificate
September 1, 2002                                         ("Denomination"):
                                                          $[_________________]

First Distribution Date:                                  Initial [Certificate Balances] of all Certificates of
October 25, 2002                                          this Class:
                                                          $[_________________]

Maturity Date:                                            CUSIP: [_________________]
[______________]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        Home Equity Mortgage Trust 2002-3
          Home Equity Mortgage Pass-Through Certificates, Series 2002-3
                                 Class [_______]

         evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

         No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund or (ii) in the case of any such Class A-R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class A-R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 26, 2002

                                               JPMORGAN CHASE BANK,
                                               as Trustee


                                               By______________________________

Countersigned:


By______________________________________
         Authorized Signatory of
         JPMORGAN CHASE BANK,
         as Trustee

                                    EXHIBIT D
                                   (Reserved)

                                    EXHIBIT E

                          [FORM OF CLASS P CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No. [____]                                    [____]% Interest Rate

Cut-off Date:                                             Initial Certificate Balance of this Certificate
September 1, 2002                                         ("Denomination"):
                                                          $[_________________]

First Distribution Date:                                  Initial [Certificate Balances] of all Certificates of
October 25, 2002                                          this Class:
                                                          $[_________________]

Maturity Date:                                            CUSIP: [_________________]
[______________]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        Home Equity Mortgage Trust 2002-3
          Home Equity Mortgage Pass-Through Certificates, Series 2002-3
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates.

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2002 (the "Agreement") among the Depositor, DLJ Mortgage Capital Inc., as seller ("DLJMC"), Wilshire Credit Corporation, as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the

Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Class P Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund or (ii) in the case of any such Class P Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class P Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class P Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 26, 2002

                                                JPMORGAN CHASE BANK,
                                                as Trustee

                                                By____________________________

Countersigned:

By________________________________________
         Authorized Signatory of
         JPMORGAN CHASE BANK,
         as Trustee

                                    EXHIBIT F

                        [FORM OF REVERSE OF CERTIFICATES]

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        Home Equity Mortgage Trust 2002-3
          Home Equity Mortgage Pass-Through Certificates, Series 2002-3
                                 Class [_______]

         This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. [The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.][The Record Date applicable to each Distribution Date is the Business Day immediately preceding the related Distribution Date; provided that if this Certificate is not a Book-Entry Certificate, then the Record Date applicable to each Distribution Date is the last Business Day of the month next preceding such Distribution Date.]

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         [This Certificate is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Financial Security Assurance Inc. (the "Certificate Policy").]

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of repurchase is less than 10% of the sum of the Aggregate Collateral Balance of the Mortgage Loans, the Optional Termination Holder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the distribution to

Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:


                                   _____________________________________________
                                   Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________ , or, if mailed by check, to _________________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________
This information is provided by ____________________________, the assignee named above, or

_____________________________, as its agent.

                                    EXHIBIT G

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                                September 26, 2002

______________________
______________________

Cut-off Date Principal Balance:
$_______________

JPMorgan Chase Bank,
as  Trustee, for the
Home Equity Mortgage Pass-Through Certificates, Series 2002-3
450 West 33rd Street, 14th Floor
New York, New York 10001-2697

Financial Security Assurance Inc.
350 Park Avenue, 13th Floor
New York, New York 10022

                  Re: Custodial Agreement, dated as of September 1, 2002, between JPMorgan Chase Bank, as Trustee and [Bank One Trust Company, N.A.][LaSalle Bank National Association, as Custodian]

Ladies and Gentlemen:

         In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan in the Mortgage Loan Schedule that (i) it has received: the original Mortgage Note and Assignment of Mortgage with respect to each Mortgage Loan identified on the Mortgage Loan Schedule attached hereto as Exhibit A and
(ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates.

         The Custodian makes no representations as to: (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         The Custodian hereby confirms that it is holding each such Mortgage Note and Assignment of Mortgage as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

         This Trust Receipt and Initial Certification is not divisible or negotiable.

         The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Initial Certification at its office at [in the case of Bank One, N.A.: 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, Attention: Document Custodian][in the case of LaSalle Bank National Association: 2571 Busse Road, Suite 200, Elk Grove, Illinois, 60007].

         Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                               [BANK ONE TRUST COMPANY, N.A.],
                                               [LASALLE BANK NATIONAL
                                               ASSOCIATION]
                                               as Custodian

                                               By:______________________________
                                               Name:
                                               Title:

                                    EXHIBIT H

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

Trust Receipt #_________

Cut-off Date Principal Balance
$_____________

[To be addressed to the Trustee of record]
___________________________
___________________________

Financial Security Assurance Inc.
350 Park Avenue, 13th Floor
New York, New York 10022


                  Re: Custodial Agreement, dated as of September 1, 2002, between JPMorgan Chase Bank, as Trustee and [Bank One Trust Company, N.A.][LaSalle Bank National Association], as Custodian
                           -----------------------------------------------------

Ladies and Gentlemen:

         In accordance with the provisions of Section 6 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(i)-(ix) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording in the jurisdictions in which recording is necessary; and (iv) each Mortgage Note has been endorsed as provided in Section 2(ii) of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2(iii) of the Custodial Agreement. The Custodian makes no representations as to: (i) validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans, or (ii) The collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusion use and benefit, and subject to the sole direction, of Trustee pursuant to the terms and conditions of the Custodial Agreement.

         This Trust Receipt and Final Certification is not divisible or negotiable.

         The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Final Certification at its office at [in the case of Bank One, N.A.: 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, Attention: Document Custodian][in the case of LaSalle Bank National Association: 2571 Busse Road, Suite 200, Elk Grove, Illinois, 60007].

         Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                                 [BANK ONE TRUST COMPANY, N.A.],
                                                 [LASALLE BANK NATIONAL
                                                 ASSOCIATION],
                                                 as Custodian

                                                 By:____________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT I

                               TRANSFER AFFIDAVIT

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        Home Equity Mortgage Trust 2002-3
          Home Equity Mortgage Pass-Through Certificates, Series 2002-3
                                 Class [_______]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in a Class A-R Certificate (The "Certificate") issued pursuant to the Pooling and Servicing Agreement, (The "Agreement"), relating to the above-referenced Series, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (The "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, The restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, The Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is [_____________].

         9. The Transferee is a United States Person.

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is (a) not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan or (b) an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan and will provide an Opinion of Counsel in accordance with the provisions of Agreement.


                                     * * *

         IN WITNESS WHEREOF, The Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of _____________, 20___.


                                              __________________________________
                                              Print Name of Transferee

                                              By:_______________________________
                                              Name:
                                              Title:

[Corporate Seal]

ATTEST:

_______________________________
[Assistant] Secretary

         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ______ day of _______________, 20___.

                                                  ______________________________
                                                  NOTARY PUBLIC

                                                  My Commission expires the ____
                                                  day of _________________,
                                                  20___.

                                    EXHIBIT 1
                                       to
                                    EXHIBIT I

Certain Definitions
-------------------

         "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any person other than (i) The United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or successor form, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.


                                      I-1-1

                                    EXHIBIT 2
                                       to
                                    EXHIBIT I

                        Section 5.02(c) of the Agreement
                        --------------------------------

         Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:



                                      I-2-1

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Helaine Hebble

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

                  Re: Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2002-3 Home Equity Mortgage Pass-Through Certificates, Series 2002-3, Class [___]
                           -----------------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (The "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                                Very truly yours,

                                                ________________________________
                                                Print Name of Transferor

                                                By:_____________________________
                                                Authorized Officer

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Helaine Hebble

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

                  Re: Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2002-3 Home Equity Mortgage Pass-Through Certificates, Series 2002-3, Class [___]
                           -----------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an insitutional "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act,
(2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and
(3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                                  Very truly yours,

                                                  ______________________________
                                                  Print Name of Transferee

                                                  By:___________________________
                                                  Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

____________, 200__
Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Helaine Hebble

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

                  Re: Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2002-3 Home Equity Mortgage Pass-Through Certificates, Series 2002-3, Class [___]
                           -----------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition,
(e) in the case of our acquisition of a Class B-2 Certificate, if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of
Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the

Certificates, (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2,
(h) we are aware that the sale to us is being made in reliance on Rule 144A, and
(i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                                      Very truly yours,

                                                      __________________________
                                                      Print Name of Transferee

                                                      By:_______________________
                                                      Authorized Officer

ANNEX 1 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, The undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) The Buyer owned and/or invested on a discretionary basis $___________1 in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) The Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, The business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      L-1-1

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, The Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market. Further, in determining such aggregate amount, The Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.



                                      L-1-2

         6. Until the date of purchase of the Rule 144A Securities, The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, The Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                                 _______________________________
                                                 Print Name of Buyer

                                                 By:____________________________
                                                 Name:
                                                 Title:

                                                 Date:__________________________



                                      L-1-3

ANNEX 2 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

         The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, The undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, The Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) The Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, The Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, The cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market.

         ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi)


                                                       L-2-1
         securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, The Buyer will only purchase for the Buyer's own account.

6. Until the date of purchase of the Certificates, The undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                             __________________________________
                                             Print Name of Buyer or Adviser

                                             By:_______________________________
                                             Name:
                                             Title:

                                             IF AN ADVISER:

                                             __________________________________
                                             Print Name of Buyer

                                             Date:_____________________________



                                      L-2-2

                                    EXHIBIT M

                               REQUEST FOR RELEASE
                                  (for Trustee)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        Home Equity Mortgage Trust 2002-3
          Home Equity Mortgage Pass-Through Certificates, Series 2002-3


Loan Information
----------------

Name of Mortgagor:              ________________________________________________

Servicer
Loan No.:                       ________________________________________________

Trustee
-------

Name:

Address:                        ________________________________________________
                                ________________________________________________
                                ________________________________________________

Trustee
Mortgage File No.:

         The undersigned Servicer hereby acknowledges that it has received from Bank One, National Association, as Custodian for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, The documents referred to below (The "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (The "Pooling and Servicing Agreement") relating to the above-referenced Series among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (The "Trustee").

( )      Mortgage Note dated _____________________, _______, in the original principal sum of $___________________, made by ____________________.
         payable to, or endorsed to the order of, The Trustee.

( )      Mortgage recorded on ________________ as instrument no. ______________
         in the County Recorder's Office of the County of ___________________, State of ___________ in book/reel/docket _________________ of official records at page/image _____________.

( )      Deed of Trust recorded on _____________ as instrument no.
         ______________ in the County Recorder's Office of the County of
         _______________, State of ______________ in book/reel/docket
         _____________________ of official records at page/image _________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         _________ as instrument no. ______________ in the County Recorder's Office of the County of ______, State of ________________ in book/reel/docket _______________ of official records at page/image
         _______________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

         ( )_____________________________________________________

         ( )_____________________________________________________

         ( )_____________________________________________________

         ( )_____________________________________________________

         The undersigned Servicer hereby acknowledges and agrees as follows:

                  (1) Such Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) Such Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) Such Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of such Servicer shall at all times be earmarked for the account of the Custodian, and such Servicer shall keep the Documents and any proceeds separate and distinct from all other property in such Servicer's possession, custody or control.

                                                      [Servicer]

                                                      By________________________
                                                      Its_______________________

Date: ____________, 20__

                                    EXHIBIT N

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

         THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of [___________, 20__] (this "Subsequent Transfer Agreement"), among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, in its capacity as seller under the Pooling and Servicing Agreement referred to below (the "Seller"), and JPMORGAN CHASE BANK, a national banking association, as trustee (the "Trustee");

         WHEREAS, the parties hereto are also among the parties to the Pooling and Servicing Agreement among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Ocwen Federal Bank FSB, as a servicer, Wilshire Credit Corporation, as a servicer, Washington Mutual Bank, FA as a servicer ("Washington Mutual"), DLJ Mortgage Capital, Inc., as seller and JPMorgan Chase Bank, as trustee, dated as of September 1, 2002 (the "Pooling and Servicing Agreement"), in relation to the Home Equity Mortgage Pass-Through Certificates, Series 2002-3;

         WHEREAS, Section 2.01(f) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

         (i) The "Subsequent Transfer Date" with respect to this Subsequent Transfer Agreement shall be [________, 20__].

         (ii) The "Aggregate Subsequent Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $[___________], provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account.

         (iii) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall satisfy the pool characteristics for the Trust Fund identified in
Section 2.01(f) of the Pooling and Servicing Agreement.

         (iv) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         (v) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail. Capitalized terms used herein and not otherwise defined have the meanings in the Pooling and Servicing Agreement.

         (vi) The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all right title and interest in the Subsequent Mortgage Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

         (vii) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

         (viii) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                              CREDIT SUISSE FIRST BOSTON
                                              MORTGAGE SECURITIES CORP.
                                              as Depositor

                                              By: __________________________
                                              Name:
                                              Title:

                                              DLJ MORTGAGE CAPITAL, INC.,
                                              as Seller

                                              By: ___________________________
                                              Name:
                                              Title:

                                              JPMORGAN CHASE BANK,
                                              not in its individual capacity,
                                              but solely as Trustee

                                              By: ___________________________
                                              Name:
                                              Title:


                                              WILSHIRE CREDIT CORPORATION
                                              as Servicer

                                              By: ____________________________
                                              Name:
                                              Title:

                                              WASHINGTON MUTUAL BANK, FA
                                              as Servicer

                                              By: ____________________________
                                              Name:
                                              Title:


                                              OCWEN FEDERAL BANK FSB
                                              as Servicer

                                              By: ____________________________
                                              Name:
                                              Title:

                   Schedule A to Subsequent Transfer Agreement
                       [List of Subsequent Mortgage Loans]

                                   EXHIBIT O-1

                        COLLECTION ACCOUNT CERTIFICATION

                             [               ], 20__

         [Servicer's name] hereby certifies that it has established the account described below as a Collection Account pursuant to Section 3.05 of the Pooling and Servicing Agreement, dated as of September 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (The "Trustee").

Title of Account:          [Servicer's Name], in trust for the Holders of Credit
                           Suisse First Boston Mortgage Securities Corp., Home
                           Equity Mortgage Pass-Through Certificates, Series
                           2002- 3.

Account Number: ______________

Address of officer or branch
of the Company at
which Account is maintained:

                           _______________________
                           _______________________
                           _______________________

                           [Servicer's Name], AS SERVICER

                           By:____________________

                           Name:__________________

                           Title:_________________



                                      O-1-1

                                   EXHIBIT O-2

                       COLLECTION ACCOUNT LETTER AGREEMENT

                               [            ], 20__

To:      ___________________
         ___________________
         ___________________
         (The "Depository")

         As Servicer under the Pooling and Servicing Agreement, dated as of September 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (The "Trustee") (The "Agreement"), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 3.05 of the Agreement, to be designated as "[Servicer's Name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2002-3." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                             [Servicer's Name], AS SERVICER


                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                             Date:______________________________




                                      O-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                 ___________________________
                                                 Depository


                                                 By:________________________

                                                 Name:______________________

                                                 Title:_____________________

                                                 Date:______________________



                                      O-2-2

                                   EXHIBIT P-1

                          ESCROW ACCOUNT CERTIFICATION

                               [           ], 20__

         [Servicer's Name] hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 3.06 of the Pooling and Servicing Agreement, dated as of September 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"),Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (The "Trustee").

Title of Account:          "Credit Suisse First Boston Mortgage Securities
                           Corp., Home Equity Mortgage Trust 2002-3, Home Equity
                           Mortgage Pass-Through Certificates, Series 2002-3"

Account Number:            ________________________

Address of officer or branch
of the Company at
which Account is maintained:

                           ________________________
                           ________________________
                           ________________________

                           [Servicer's Name], AS SERVICER

                           By:_____________________

                           Name:___________________

                           Title:__________________



                                      P-1-1

                                   EXHIBIT P-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                               [         ], 20__

To:      ___________________________
         ___________________________
         ___________________________
         (The "Depository")

         As Servicer under the Pooling and Servicing Agreement, dated as of September 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as a servicer ("Wilshire"), Washington Mutual Bank, FA as a servicer ("Washington Mutual"), Ocwen Federal Bank FSB as a servicer ("Ocwen") and JPMorgan Chase Bank as trustee (The "Trustee") (The "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.06 of the Agreement, to be designated as "Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2002-3, Home Equity Mortgage Pass-Through Certificates, Series 2002-3". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SERVICER'S NAME], AS SERVICER

By:________________________

Name:______________________

Title:_____________________

Date:______________________


                                      P-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ________________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

________________________
Depository

By:_____________________

Name:___________________

Title:__________________

Date:___________________



                                      P-2-2

                                    EXHIBIT Q

                            MONTHLY REMITTANCE ADVICE

1) Standard CPI Reports:

         T62C-Monthly Accounting Report
         T62E-Liquidation Report
         S50Y-Private Pool Detail Report
         S214-Summary of Paid in Full Collections
         S215-Summary of Collections
         P139-Trial Balance

2) Standard CPI Tape Format:

         PNB Scheduled Balance Tape
         SPNB Determination Diskette/P45K

At such times as [_______________] is no longer the Servicer of the [________] Mortgage Loans under the Agreement, The Monthly Remittance Advice also shall include: (i) The aggregate Excess Servicing Fee to be remitted to [___________________] on the Distribution Date, (ii) The aggregate Prepayment Penalties collected by the Servicer of such loans during the preceding calendar month, and (iii) a list of the Mortgage Loans for which Prepayment Penalties are being remitted (including with respect to each related Mortgage Loan, The loan number, borrower name and dollar amount of Prepayment Penalties collected for such Mortgage Loan).

                                    EXHIBIT R

                               CUSTODIAL AGREEMENT

                            (Available Upon Request)

                                    EXHIBIT S

                                   FSA POLICY

                                                              FINANCIAL GUARANTY
                                                                INSURANCE POLICY
FINANCIAL
SECURITY
ASSURANCESM
Trust: As described in Endorsement No. 1                   Policy No.: [51323-N]
Certificates:  $90,250,000 Home Equity Mortgage Trust
         2002-3, Home Equity Mortgage Pass-Through Date of Issuance:9/26/2002 Certificates, Series 2002-3, Class A-1 and
         Class A-3

         FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

         For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

         Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

         Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

         Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                            FINANCIAL SECURITY ASSURANCE INC.


                                            By__________________________________
                                                     AUTHORIZED OFFICER

A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y.  10022-6022                       (212) 826-0100
Form 101NY (5/89)

ENDORSEMENT NO. 1 TO
FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY                                               350 Park Avenue
ASSURANCE INC.                                          New York, New York 10022


TRUST: The Trust created by the Pooling and Servicing Agreement, dated as of September 1, 2002 among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, DLJ Mortgage Capital, Inc., as Seller, Wilshire Credit Corporation, as Servicer, Washington Mutual Bank, FA as a servicer, Ocwen Federal Bank FSB, as Servicer, and JPMorgan Chase Bank, as Trustee

CERTIFICATES:              $90,250,000 Home Equity Mortgage Trust 2002-3 Home
                           Equity Mortgage Pass- Through Certificates, Series
                           2002-3, Class A-1 Certificates and Class A-3
                           Certificates

Policy No.:                [51323-N]

Date of Issuance:          September 26, 2002


         1. DEFINITIONS. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Pooling and Servicing Agreement unless the context shall otherwise require.

         "BUSINESS DAY" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in New York City are authorized or obligated by law, executive order or governmental decree to be closed.

         "GUARANTEED DISTRIBUTIONS" means, with respect to each Distribution Date, the distribution to be made to Holders in an aggregate amount equal to (i) with respect to any Distribution Date, the amount, if any, by which the amount available to be distributed to the Class A-1 Certificates and Class A-3 Certificates pursuant to the priority set forth in the Pooling and Servicing Agreement, is less than the Current Interest and Carryforward Interest plus any Interest Shortfalls, in each case allocable to the Class A-1 Certificates and Class A-3 Certificates and (ii) to the extent unpaid on the Last Scheduled Distribution Date, after payment of all other amounts due to the Class A-1 Certificates and Class A-3 Certificates, any remaining Class Principal Balance of the Class A-1 Certificates and Class A-3 Certificates, in each case in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Pooling and Servicing Agreement except amendments or modifications to which Financial Security has given its prior written consent. Guaranteed Distributions shall not include, nor shall coverage be provided under this Policy in respect of, any Basis Risk Shortfall or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Holder.

Policy No.: [51323-N]                      Date of Issuance:  September 26, 2002


         "POLICY" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of September 1, 2002 among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, DLJ Mortgage Capital, Inc., as Seller, Wilshire Credit Corporation, as Servicer, Washington Mutual Bank, FA as a servicer, Ocwen Federal Bank FSB, as Servicer, and JPMorgan Chase Bank, as Trustee, as amended from time to time with the consent of Financial Security.

         "RECEIPT" and "RECEIVED" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         "TERM OF THIS POLICY" means the period from and including the Date of Issuance to and including the date on which (i) the Certificate Balances of all of the Certificates is zero, (ii) any period during which any payment on the Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         "TRUSTEE" means JPMorgan Chase Bank, in its capacity as Trustee under the Pooling and Servicing Agreement and any successor in such capacity.

         2. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF GUARANTEED DISTRIBUTIONS. Following Receipt by Financial Security of a notice and certificate from the Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the FSA Account established pursuant to the Pooling and Servicing Agreement or, if no such FSA Account has been established, to the Trustee.

         Financial Security shall be entitled to pay any amount hereunder in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been Received by Financial Security as provided above, provided, however, that by acceptance of this Policy the Trustee agrees to provide to Financial Security, upon Financial Security's request to the Trustee, a notice and certificate in respect of any such payments made by Financial Security. Financial Security shall be entitled to pay principal hereunder on an accelerated basis if Financial

Policy No.: [51323-N]                      Date of Issuance:  September 26, 2002

Security shall so elect in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of "Guaranteed Distributions," if such principal would have been payable under the Pooling and Servicing Agreement were funds sufficient to make such payment available to the Trustee for such purpose. Guaranteed Distributions insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of such payment of principal. Financial Security's obligations hereunder in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Trustee.

         3. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF GUARANTEED DISTRIBUTIONS AVOIDED AS PREFERENCE PAYMENTS. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trustee of
(A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return principal or interest distributed with respect to the Certificates during the Term Of This Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 4.10 of the Pooling and Servicing Agreement.

         4. GOVERNING LAW. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         5. FISCAL AGENT. At any time during the Term Of This Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee,
(i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not

Policy No.: [51323-N]                      Date of Issuance:  September 26, 2002

be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         6. WAIVER OF DEFENSES. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

         7. NOTICES. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                Financial Security Assurance Inc.
                350 Park Avenue
                New York, NY 10022
                Attention:  -Managing Director-Transaction Oversight
                Re: HEMT Trust Series 2002-3
                Policy No.: [51323-N]
                Telecopy No.: (212) 339-3518
                Confirmation: (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Trustee.

         8. PRIORITIES. In the event any term or provision on the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

         9. EXCLUSIONS FROM INSURANCE GUARANTY FUNDS. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. SURRENDER OF POLICY. The Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term Of This Policy.

Policy No.: [51323-N]                      Date of Issuance:  September 26, 2002


         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

                                       FINANCIAL SECURITY ASSURANCE INC.


                                       By:___________________________________
                                                Authorized Officer

                                    EXHIBIT T

         DATA FIELDS FOR OCWEN SERVICED LOANS AND WASHINGTON MUTUAL SERVICED
                         LOANS TRANSFERRED TO WILSHIRE

                            (Available Upon Request)

                                    EXHIBIT U

                          CHARGED OFF LOAN DATA REPORT
                            (Available Upon Request)

                                    EXHIBIT V
                 FORM OF MONTHLY STATEMENT TO CERTIFICATEHOLDERS

         (i) with respect to each Class of Certificates which are not Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

                  a. the initial Class Principal Balance of such Class as of the Closing Date;

                  b. the Class Principal Balance of such Class before giving effect to the distribution of principal and interest;

                  c. the amount of the related distribution on such Class allocable to interest;

                  d. the amount of the related distribution on such Class allocable to principal;

                  e. the sum of the principal and interest payable to such Class;

                  f.       the Realized Loss allocable to such Class;

                  g.       the Carryforward Interest allocable to such Class;

                  h. the Class Principal Balance of such Class after giving effect to the distribution of principal and interest;

                  i.       the Pass-Through Rate for such Class;

                  j. any Basis Risk Shortfall allocable to such Class, if such amount is greater than zero;

                  k. any shortfall in principal allocable to such Class, if such amount is greater than zero; and

                  l. any shortfall in interest allocable to such Class, if such amount is greater than zero.

         (ii) with respect to each Class of Certificates which are Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

                  a.       the Notional Amount of such Class as of the Cut-off
Date;

                  b. the Notional Amount of such Class before giving effect to the distribution of interest;

                  c. the amount of the related distribution on such Class allocable to interest;

                  d. the amount of the related distribution on such Class allocable to principal;

                  e. the sum of the principal and interest payable to such class;

                  f.       the Realized Loss allocable to such Class;

                  g.       the Deferred Interest allocable to such Class;

                  h. the Notional Amount of such Class after giving effect to the distribution of interest;

                  i.       the Pass-Through Rate for such Class; and

                  j. any Basis Risk Shortfall allocable to such Class, if such amount is greater than zero.

         (iii) with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are not Notional Amount Certificates and the related Distribution Date,

                  a.       the CUSIP number assigned to such Class;

                  b. the Class Principal Balance of such Class factor prior to giving effect to the distribution of principal and interest;

                  c. the amount of the related distribution allocable to interest on such Class factor;

                  d. the amount of the related distribution allocable to principal on such Class factor;

                  e. the sum of the principal and interest payable to such Class factor; and

                  f. the Class Principal Balance of such Class factor after giving effect to the distribution of principal and interest.

         (iv) with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are Notional Amount Certificates and the related Distribution Date,

                  a.       the CUSIP number assigned to such Class;

                  b. the Notional Amount of such Class factor prior to giving effect to the distribution of interest;

                  c. the amount of the related distribution allocable to interest on such Class factor;

                  d. the amount of the related distribution allocable to principal on such Class factor;

                  e. the sum of the principal and interest payable to such Class factor; and

                  f. the Notional Amount of such Class factor after giving effect to the distribution of interest.

         (v)      with respect to the related Distribution Date,

                  a.       the Principal Remittance Amount;

                  b.       the amount of Curtailments;

                  c.       the amount of Curtailment interest adjustments;

                  d.       the Scheduled Payment of principal;

                  e.       the amount of Principal Prepayments;

                  f. the amount of principal as a result of repurchased Mortgage Loans;

                  g.       the Substitution Adjustment Amount;

                  h. the aggregate amount of scheduled interest prior to reduction for fees;

                  i.       the amount of Net Recoveries;

                  j. the amount of reimbursements of Nonrecoverable Advances previously made;

                  k. the amount of recovery of reimbursements previously deemed nonrecoverable;

                  l.       the amount of net Liquidation Proceeds;

                  m.       the amount of Insurance Proceeds;

                  n. the amount of any other distributions allocable to principal;

                  o. the number of Mortgage Loans as of the first day of the related Collection Period;

                  p. the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection Period;

                  q. the number of Mortgage Loans as of the last day of the related Collection Period;

                  r. the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period;

                  s. the sum of the Servicing Fee, the Credit Risk Manager Fee, the Trustee Fee and the FSA Premium;

                  t.       the amount of current Advances;

                  u.       the amount of outstanding Advances;

                  v. the number and aggregate principal amounts of Mortgage Loans delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more, including delinquent bankrupt Mortgage Loans but excluding Mortgage Loans in foreclosure and REO Property;

                  w. the number and aggregate principal amounts of Mortgage Loans that are currently in bankruptcy, but not delinquent;

                  x. the number and aggregate principal amounts of Mortgage Loans that are in foreclosure;

                  y. the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior Enhancement Percentage and whether a Trigger Event is in effect;

                  z. the number and aggregate principal amount of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

                  aa.      current Realized Losses;

                  bb.      Cumulative Net Realized Losses and whether a
Cumulative Loss Event is occurring;

                  cc.      the weighted average term to maturity of the Mortgage
Loans as of the close of business on the last day of the calendar month preceding the related Distribution Date;

                  dd.      the number of Mortgage Loans that have Prepayment
Penalties and for which prepayments were made during the related Collection Period, as applicable;

                  ee.      the aggregate principal balance of Mortgage Loans
that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

                  ff.      the aggregate amount of Prepayment Penalties
collected during the related Collection Period, as applicable;

                  gg.      the portion of any distribution to the Insured
Certificateholders constituting an Insured Payment for such Distribution Date;

                  hh.      the amount of any funds remaining in the Pre-Funding
Account as of such Distribution Date;

                  ii.      the weighted average Net Mortgage Rate; and

                  jj.      the Net Excess Spread.

         (vi)     with respect to the related Distribution Date,

                  a.       the Targeted Overcollateralization Amount;

                  b.       the Overcollateralization Amount;

                  c. the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount;

                  d.       the Overcollateralization Release Amount;

                  e.       the Monthly Excess Interest; and

                  f.       the amount of any payment to the Class X-1
Certificates.

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                            (Available Upon Request)

                                   SCHEDULE II

                     SELLER'S REPRESENTATIONS AND WARRANTIES

         (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

         (ii) The Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (iii) The execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (iv) The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, The giving of notice to, The registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

         (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Trustee, The Servicers and the Depositor, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

         (vi) there are no actions, litigation, suits or proceedings pending or to the knowledge of the Seller, threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                  SCHEDULE IIIA

                     WILSHIRE REPRESENTATIONS AND WARRANTIES

         (i) Wilshire is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

         (ii) Wilshire has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (iii) The execution and deliver by Wilshire of this Agreement have been duly authorized by all necessary corporate action on the part of Wilshire; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Wilshire or its properties or the certificate of incorporation or bylaws of Wilshire, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Wilshire ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (iv) this Agreement has been duly executed and delivered by Wilshire and, assuming due authorization, execution and delivery by the Trustee, The Seller and the Depositor, constitutes a valid and binding obligation of Wilshire enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

         (v) there are no actions, litigation, suits or proceedings pending or to the knowledge of Wilshire, threatened against Wilshire before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Wilshire if determined adversely to Wilshire would reasonably be expected to materially and adversely affect Wilshire's ability to perform its obligations under this Agreement, other than as Servicer has previously advised Seller; and Wilshire is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.



                                     IIIA-1

                                  SCHEDULE IIIB

                      OCWEN REPRESENTATIONS AND WARRANTIES

         (i) Ocwen is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States;

         (ii) Ocwen has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (iii) The execution and deliver by Ocwen of this Agreement have been duly authorized by all necessary corporate action on the part of Ocwen; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Ocwen or its properties or the charter or bylaws of Ocwen, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Ocwen's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (iv) this Agreement has been duly executed and delivered by Ocwen and, assuming due authorization, execution and delivery by the Trustee, the Seller, Wilshire and the Depositor, constitutes a valid and binding obligation of Ocwen enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally) and general principles of equity, whether enforcement is sought in a proceeding in equity or at law); and

         (v) there are no actions, litigation, suits or proceedings pending or to the knowledge of Ocwen, threatened against Ocwen before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Ocwen if determined adversely to Ocwen would reasonably be expected to materially and adversely affect Ocwen's ability to perform its obligations under this Agreement, other than as Ocwen has previously advised Seller; and Ocwen is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.













                                     IIIB-1

                                  SCHEDULE IIIC

               WASHINGTON MUTUAL'S REPRESENTATIONS AND WARRANTIES

         (i) Washington Mutual is a federally chartered savings association duly organized, validly existing and in good standing under the laws of the United States;

         (ii) Washington Mutual has the full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (iii) The execution and delivery by Washington Mutual of this Agreement have been duly authorized by all necessary corporate action on the part of Washington Mutual; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Washington Mutual or its properties or the certificate of incorporation or bylaws of Washington Mutual, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Washington Mutual's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (iv) This Agreement has been duly executed and delivered by Washington Mutual and, assuming due authorization, execution and delivery by the Trustee, the Seller, Wilshire, Ocwen and the Depositor, constitutes a valid and binding obligation of Washington Mutual, enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally) and general principles of equity, whether enforcement is sought in a proceeding in equity or at law; and

         (v) There is no litigation, suit, proceeding or investigation pending or to the best of Washington Mutual's knowledge, threatened or any order or decree outstanding, with respect to Washington Mutual which, if determined adversely to Washington Mutual would reasonably be expected to materially and adversely affect Washington Mutual's ability to perform its obligations under this Agreement, the execution, delivery, performance or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of Washington Mutual.





                                     IIIC-1

                                   SCHEDULE IV

          REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

         (i) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately prior to the transfer and assignment to the Depositor on the Closing Date, The Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, The Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

         (ii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

         (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and title insurance policy, to the extent required by the related policies.

         (iv) The Mortgage Loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such Mortgage Loan.

         (v) The information set forth in the Mortgage Loan Schedule, attached to the Agreement as Schedule I, is complete, true and correct in all material respects as of the Cut-off Date.

         (vi) The related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any Second Mortgage Loan, The related First Mortgage Loan, (2) The lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any First Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Depositor.

         (vii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage.

         (viii) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

         (ix) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, The defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

         (x) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property.

         (xi) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances.

         (xii) Seller has delivered or caused to be delivered to the Trustee or the Custodian on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by the Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same.

         (xiii) The Mortgage File contains each of the documents specified in
Section 2.01(b) of the Agreement.

         (xiv) As of the Closing Date, each Mortgage Loan shall be serviced in all material respects in accordance with the terms of the Agreement.

         (xv) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If at the time of origination, The Mortgage Loan was required to have flood insurance coverage in accordance with the Flood Disaster Protection Act of 1973, as amended, such Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         (xvi) The Mortgage creates a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note.

         (xvii) As of the Cut-off Date, no Mortgage Loan is (a) a non-performing loan (i.e. a mortgage loan that is more than 90 days delinquent); (b) a re-performing loan (i.e. a mortgage loan that was more than 90 days delinquent within the twelve month period preceding the Cut-off Date but is contractually current); or (c) a sub-performing loan (i.e. a mortgage loan that is at least 30 days delinquent but subject to a payment plan or agreement pursuant to which the Mortgagor is contractually current).

         (xviii)  [reserved]

         (xix) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.